Exhibit 10.1

[***] Certain marked information has been omitted from this exhibit because it is both not material and is the type that the Registrant treats as private or confidential.

EXECUTION VERSION

LOAN AND SECURITY AGREEMENT

DATED AS OF

November 5, 2026

between

CODEXIS, INC. and CODEXIS MAYFLOWER HOLDINGS, LLC,

as Borrower,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

as Lenders, and

TRINITY CAPITAL INC.,

as Administrative Agent and Collateral Agent

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made as of November 5, 2026 (the “Closing Date”), by and among CODEXIS, INC., a Delaware corporation (“Codexis”), and CODEXIS MAYFLOWER HOLDINGS, LLC, a Delaware limited liability company (individually and collectively, jointly and severally, “Borrower”), the lenders from time to time party hereto (each, a “Lender” and collectively, the “Lenders”) and TRINITY CAPITAL INC., a Maryland corporation, as administrative agent and collateral agent for the Lenders (“Administrative Agent”).

RECITALS

WHEREAS, Borrower may, from time to time, desire to borrow from Lenders, and Lenders may, from time to time, make available to Borrower, term loans (each a “Loan” and collectively the “Loans”); and

WHEREAS, Borrower and Lenders desire that this Agreement shall serve as a master agreement which sets forth the terms and conditions governing any Loan by Lenders to Borrower.

NOW, THEREFORE, in consideration of the agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

As used herein, all capitalized terms shall have the meanings set forth below. All other capitalized terms used but not defined herein shall have the meaning given to such terms in the UCC. Any accounting term used but not defined herein shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules.

“Account” is, as to any Person, any “account” of such Person as “account” is defined in the UCC with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person.

“Account Control Agreement” means any deposit account control agreement or securities account control agreement in a form reasonably acceptable to Administrative Agent required to perfect Administrative Agent’s security interest in all Deposit Accounts and Securities Accounts of Borrower and each of its Subsidiaries (other than any Excluded Account).

“Account Debtor” means, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof.

“Administrative Agent” means Trinity Capital Inc., in its capacity as administrative agent and collateral agent under the Loan Documents, or any successor administrative agent and collateral agent appointed in accordance with Article 5.

“Administrative Agent’s Expenses” means all reasonable and documented out-of-pocket costs or expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses) incurred by Administrative Agent in connection with the preparation, negotiation, documentation, drafting, amendment, modification, administration, perfection and funding of the Loan Documents; and all of Administrative Agent’s reasonable and documented out-of-pocket attorneys’ fees, costs and expenses incurred in enforcing or defending the Loan Documents (including reasonable and documented out-of-pocket fees and expenses of appeal or review) and the rights of Administrative Agent in and to the Loans and the Collateral or otherwise hereunder, including the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including all reasonable and documented out-of-pocket fees and costs incurred by Administrative Agent in connection with its enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against Borrower, any Subsidiary or their respective Property; provided, that unless otherwise agreed between the Administrative Agent and the Borrower or in connection with any amendment, waiver, consent or other modification to this Agreement or the other Loan Documents requested by Borrower, Administrative Agent’s Expenses, together with Documentation and Funding Fees and Lender’s Expenses, without duplication, shall not exceed Fifty Thousand Dollars ($50,000) during any trailing four fiscal quarter period prior to the occurrence of an Event of Default, commencing with the day after the Closing Date; provided further that (x) all such fees, costs and expenses shall be itemized and (y) in no event shall any amounts with respect to any indemnities and agreements contained in Article 6 be subject to the cap in the foregoing proviso.

“Advance” means any Loan funds advanced under this Agreement.

“Affiliate” means, with respect to any Person, any other Person that owns or controls directly or indirectly ten percent (10%) or more of the stock of such Person, any other Person that controls or is controlled by or is under common control with such Person and each of such Person’s officers, directors, managers, joint venturers or partners. For purposes of this definition, the term “control” of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Equity Securities, by contract or otherwise and the terms “controlled by” and “under common control with” shall have correlative meanings.

“Agreement” means this Loan and Security Agreement and all Schedules and Exhibits annexed hereto and made a part hereof, as the same may be amended, restated, amended and restated, supplemented and/or otherwise modified from time to time by the parties hereto.

“Amortization Date” is set forth on Schedule 1 hereto.

“Amortization Schedule” has the meaning provided in Section 2.1(a).

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Applicable Rate” is set forth on Schedule 1 hereto.

“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender in accordance with Section 8.4 and, to the extent required, consented to by the Administrative Agent and Borrower in accordance with Section 8.4 hereof and substantially in form reasonably acceptable to the Administrative Agent and Borrower.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Business Day” means a day when the banks in Phoenix, Arizona and New York, New York are open for business.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and rated at least A-2 by Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., or at least P-2 by Moody’s Investors Service, Inc., and any of their respective successors; (c) any certificates of deposit (or time deposit represented by a certificate of deposit), overnight bank deposit or banker’s acceptance maturing no more than one (1) year after such time, or any overnight Federal funds transaction; (d) money market accounts or mutual funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the types described in clauses (a) through (c) of this definition; and (e) Investments permitted pursuant to clauses (r) through (w) of the definition of “Permitted Investment”.

“Change of Control” means the closing of any transaction or series of related transactions by which (i) Borrower shall merge with or consolidate into any other Person (other than a transaction in which Borrower is the continuing or surviving Person and to which the Administrative Agent consented in writing in its sole discretion), or lease or sell substantially all of its and its subsidiaries’ assets substantially as an entirety to any other Person or (ii) any Person, entity or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended) acquires, directly or indirectly, forty-nine percent (49%) or more of Borrower’s outstanding Equity Securities (determined on a fully diluted basis) entitled to vote generally in the election of directors, partners, managers and members, as applicable.

“Closing Date” has the meaning set forth in the preamble hereto.

“Code” means the Internal Revenue Code of 1986.

“Collateral” has the meaning provided in Article 3.

“Commitment Fee” is set forth on Schedule 1 hereto.

“Commitments” means, with respect to each Lender, such Lender’s obligation to make Loans to the Borrower hereunder in a principal amount equal to the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 2.

“Compliance Certificate” is that certain certificate in substantially the form attached hereto as Exhibit C.

“Cure Amount” shall have the meaning provided in Section 4.2(w)(ii)(B).

“Cure Date” shall have the meaning provided in Section 4.2(w)(ii)(B).

“Cure Right” shall have the meaning provided in Section 4.2(w)(ii)(A).

“Debt” means (a) all indebtedness for borrowed money; (b) all indebtedness for the deferred purchase price of property or services (other than (i) trade payables and accrued expenses incurred in the Ordinary Course of Business, (ii) any earn-out, purchase price adjustment or similar obligation until such obligation appears in the liabilities section of the balance sheet and (iii) any amounts being disputed in good faith by Borrower where such dispute would not cause, or be reasonably expected to cause, a Material Adverse Change); (c) all obligations evidenced by notes, bonds, debentures or other similar instruments; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) equity securities subject to repurchase or redemption, (f) all obligations, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities in respect of obligations of the kind referred to in subsections (a) through (e) of this definition; and (g) all obligations of the kind referred to in subsections (a) through (f) above secured by (or which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights).

“Default Rate” has the meaning set forth in Section 2.2(c).

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good-faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower, or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good-faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any debtor relief law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a bail-in action. Notwithstanding anything to the contrary herein, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Security in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.

“Deposit Account” means any “deposit account” as defined in the UCC with such additions to the term as may hereafter be made, and includes any checking account, savings account, or certificate of deposit.

“Deprioritized Life Science Enzymes” are [***].

“Documentation and Funding Fees” has the meaning set forth in Section 2.1(c).

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof, the District of Columbia, or any other jurisdiction within the United States of America.

“End of Term Payment” is set forth on Schedule 1 hereto.

“Equity Securities” of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests, membership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

“Event of Default” means the occurrence of any of the following events and conditions at any time, unless waived in writing by Administrative Agent and the Required Lenders:

(a) failure on the part of Borrower to remit to Administrative Agent any (i) payment of principal or interest on any Loan when due (other than (A) any failure to timely make payment of interest on any Loan when due solely to a technical error or malfunction on the part of Borrower’s or Administrative Agent’s banking institution, provided that (x) the Borrower immediately notifies the Administrative Agent in writing of such technical error, and (y) the payment is received in full by the Administrative Agent within two (2) Business Days after the original due date (for the avoidance of doubt, this grace period shall apply only in the event of a bona fide technical error or malfunction by a financial institution and shall not apply to payment failures resulting from insufficient funds, administrative oversight, or any other reason), or (B) the failure of Administrative Agent to withdraw the funds in respect of such payment from any Deposit Account of Borrower) or (ii) other Obligations within three (3) Business Days after such Obligations are due and payable and required to be remitted under this Agreement or any Loan Documents (which three (3) Business Day grace period shall not apply to amounts due on the Maturity Date or upon acceleration pursuant to Section 7.1);

(b) failure on the part of Borrower: (i) to perform any obligation arising under Section 4.2 (other than Sections (d), (m) and (p)), or to comply with any covenants of Section 4.3 or (ii) duly to observe or perform in any other of its respective covenants or agreements in this Agreement or any other Loan Document, which failure continues for a period of ten (10) Business Days of such breach; provided, however, that if the default cannot by its nature be cured within such applicable period or cannot after diligent attempts by Borrower be cured within such applicable period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Advances shall be made during such cure period);

(c) there is (i) a default in any agreement to which Borrower or any of its Subsidiaries is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Debt in an amount in excess of Five Hundred Thousand Dollars ($500,000) or that could reasonably be expected to have a Material Adverse Change; or (ii) (A) a revocation or termination (other than an expiration, non-renewal or abandonment of any Material Agreement in accordance with its terms) of a Material Agreement by any Person other than Borrower or any of its Subsidiaries, provided that this clause (ii)(A) shall not constitute an Event of Default to the extent that Borrower is able to replace such Material Agreement with one or more agreements on terms and conditions substantially similar to the Material Agreement being replaced (provided that, in the event the terms and conditions are not substantially similar to the Material Agreement being replaced, this clause (ii)(A) shall not constitute an Event of Default to the extent such terms and conditions are reasonably satisfactory to Administrative Agent) within thirty (30) days of any termination or revocation thereof, or (B) a default under a Material Agreement that could reasonably be expected to cause a Material Adverse Change;

(d) if any representation or warranty of Borrower made in this Agreement or in any certificate or other writing delivered pursuant hereto or any other related document is materially incorrect or misleading as of the time when the same shall have been made;

(e) any provision of this Agreement or any Lien or security interest of Administrative Agent in the Collateral with a value of at least Five Hundred Thousand Dollars ($500,000) ceases for any reason to be valid, binding and in full force and effect other than as expressly permitted hereunder;

(f) any bankruptcy, insolvency or other similar proceeding is filed by Borrower or any of its Subsidiaries;

(g) any involuntary bankruptcy, insolvency or other similar proceeding is filed against Borrower or any of its Subsidiaries and such proceeding or petition shall not be dismissed within forty-five (45) days after filing;

(h) any assignment is made by Borrower or any attempt by Borrower to assign any of its duties or rights hereunder;

(i) Borrower is consolidated with, merged with, or sells all or substantially all of its properties and assets to another entity without Administrative Agent’s and the Required Lenders’ prior written consent other than in connection with any transaction not prohibited by this Agreement, provided that no consent of Administrative Agent or Required Lenders shall be required if, in connection with such merger or sale of properties and assets the Obligations (other than (x) inchoate indemnification obligations for which no claim has been made or asserted, (y) obligations of Borrower under or in respect of the Warrant and (z) other Obligations that, by their express terms, survive termination of this Agreement) will be paid in full;

(j) (a) if any material portion of Borrower’s and its Subsidiaries’ assets on a consolidated basis (i) is attached, seized, subjected to a writ or distress warrant, or is levied upon or (ii) comes into the possession of any trustee, receiver or person acting in a similar capacity and, in each case, such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, (b) if Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, (c) if a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrower’s or any of its Subsidiaries’ assets or (d) if a notice of Lien, levy or assessment is filed of record with respect to any of Borrower’s or any of its Subsidiaries’ assets by the United States Government, or any department agency or instrumentality thereof, or by any state, county municipal, or governmental agency, and the same is not paid, discharged or stayed within thirty (30) days after Borrower or any Subsidiary receives notice thereof; provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower;

(k) [reserved];

(l) if any of the Loan Documents shall cease to be, or Borrower shall assert that any of the Loan Documents is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms;

(m) if there occurs a Material Adverse Change to Borrower;

(n) there is a Change of Control, unless, as a condition to the closing of such Change of Control the Obligations (other than (x) inchoate indemnification obligations for which no claim has been made or asserted, (y) obligations of Borrower under or in respect of the Warrant and (z) other Obligations that, by their express terms, survive termination of this Agreement) will be paid in full;

(o) a final, non-appealable judgment which is not covered by insurance is entered against Borrower or any Subsidiary for an amount in excess of Seven Hundred Fifty Thousand Dollars ($750,000), which is not discharged within thirty (30) days of entry;

(p) (i) the shares of common stock of Codexis are delisted from the Principal Stock Exchange because of failure to comply with continued listing standards thereof or due to a voluntary delisting, which results in such shares not being listed on the Nasdaq Global Select Market or any other stock exchange described in the definition of “Principal Stock Exchange”; or (ii) an SEC stop trade order or a trading suspension by the Principal Stock Exchange of the common stock of Codexis shall be in effect for five (5) consecutive days or for five (5) days during any period of ten (10) consecutive days, excluding in all cases a suspension of all trading on the Principal Stock Exchange; provided that no Event of Default shall exist under this clause (ii) if Codexis has cured such trading suspension within thirty (30) days after notice thereof or has listed its common stock on another stock exchange described in the definition of “Principal Stock Exchange” within sixty (60) days after such notice;

(q) the closing price per share of Codexis’ common stock on the Principal Stock Exchange decreases by ninety-five percent (95%) or more (after giving effect to any stock dividend, stock split, reverse stock split, stock combination, reclassification or other similar transaction) from the closing price per share of Codexis’ common stock on the Principal Stock Exchange on the Closing Date and remains at or below such decreased level for a period of thirty (30) consecutive calendar days; or

(r) (i) a Governmental Authority initiates a Regulatory Action or any other enforcement action against Borrower or any of its Subsidiaries or any supplier of Borrower or any of its Subsidiaries that causes Borrower or any of its Subsidiaries to recall, withdraw, remove or discontinue manufacturing, distributing, and/or marketing any of its Products and such recall, withdrawal, removal or discontinued manufacturing, distribution, and/or marketing could reasonably be expected to result in a Material Adverse Change; (ii) Borrower or any of its Subsidiaries conducts a mandatory or voluntary Product recall which could reasonably be expected to result in liability and expense to Borrower or any of its Subsidiaries of Five Hundred Thousand Dollars ($500,000) or more; (iii) Borrower or any of its Subsidiaries enters into a settlement agreement with a Governmental Authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions, of Five Hundred Thousand Dollars ($500,000) or more, or that could reasonably be expected to result in a Material Adverse Change, even if such settlement agreement is based on previously disclosed conduct; or (iv) a Governmental Authority revokes any authorization or permission or certification granted under any Governmental Approval, or Borrower or any of its Subsidiaries withdraws any Governmental Approval, that could reasonably be expected to result in a Material Adverse Change.

“Excluded Accounts” means any Deposit Account (a) exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of employees of Borrower or any of its Subsidiaries with an account balance not to exceed the amount reasonably estimated to be required for up to two (2) payroll cycles, and (b) holding cash described in clause (m) of the definition of “Permitted Liens” (and subject to the caps set forth therein).

“Excluded Property” means (a) any property or assets as to which pledges thereof or security interests therein are prohibited or restricted by any contract, agreement, permit, lease or license or applicable law (including any requirement to obtain the consent (x) of any Governmental Authority or any similar regulatory third party or (y) of any third-party Person, in each case, except to the extent such consent has been obtained) after giving effect to the applicable anti-assignment provisions of the UCC and other applicable law; (b) any intent-to-use trademark application filed in the United States Patent and Trademark Office, pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act, to the extent, if any, that, and solely during the period, if any, in which the grant of a Lien therein would impair the validity or enforceability of or void such intent-to-use trademark application or any registration that may issue therefrom under applicable federal law; (c) any Equity Securities in and any property or assets held by the Indian Subsidiary; and (d) those assets that Administrative Agent shall, in good faith consultation with the Borrower, determine in its sole discretion that the cost or other consequence of obtaining a Lien thereon or perfection thereof are excessive in relation to the benefit to the Administrative Agent and Lenders of the security to be afforded thereby; provided that (x) any such limitation described in the foregoing clause (a) on the security interests granted hereunder shall apply only to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable law (including Sections 9-406, 9-407 and 9-408 of the UCC) or principles of equity, (y) in the event of the termination or elimination of any such prohibition or restriction or the requirement for any consent contained in the applicable contract, agreement, permit, lease or license or in any applicable law, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such contract, agreement, permit, lease, license, franchise, authorization or asset shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder, and (z) all rights to payment of money due or to become due pursuant to, and all rights to the proceeds from the sale of, all Excluded Property shall be and at all times remain subject to the security interests created by this Agreement (unless such proceeds would independently constitute Excluded Property).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or Administrative Agent or required to be withheld or deducted from a payment to a Lender or Administrative Agent: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Lender or Administrative Agent being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which such Lender acquires the applicable interest in such Loan or Commitment or changes its lending office, except in each case to the extent that, pursuant to Section 2.12, additional amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changes its lending office, (c) Taxes attributable to such Lender’s or Administrative Agent’s failure to comply with Section 2.12(g), and (d) any Taxes imposed under FATCA.

“Existing Innovatus Facility” means that certain Loan and Security Agreement, dated as of February 13, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Closing Date), by and between Innovatus Life Sciences Lending Fund I, LP, as collateral agent, the lenders from time to time party thereto, and Borrower.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version to the extent such version is substantively comparable and not materially more onerous to comply with), any current or future Treasury Regulations or official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), and any intergovernmental agreement, treaty or convention among Governmental Authorities (and any related fiscal or regulatory legislation, rules or official practices) implementing the foregoing.

“FDA” means the U.S. Food and Drug Administration or any successor entity thereof.

“Foreign Subsidiary” means a Subsidiary other than any Domestic Subsidiary.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time in the United States.

“Good Faith Deposit” is the deposit in the amount of One Hundred Fifty Thousand Dollars ($150,000), which will be applied toward Administrative Agent’s Expenses on the Closing Date. To the extent the Good Faith Deposit exceeds the amounts applied pursuant to this definition, Administrative Agent shall return any excess to Borrower by wire transfer of immediately available funds to an account designated in writing by Borrower within ten (10) Business Days after the Closing Date.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, clearance, exemption, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body (including, without limitation, the FDA), court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Healthcare Laws” means the Requirements of Law relating to the production, preparation, propagation, compounding, conversion, pricing, marketing, promotion, sale, and distribution of a Product, including, without limitation, the Federal Food, Drug and Cosmetic Act of 1938 (“FD&C Act”), 21 U.S.C. § 301 et seq., as amended, and the rules and regulations issued or promulgated thereunder, the federal False Claims Act (31 U.S.C. §§ 3729 et seq.), the federal anti-kickback statute (42 U.S.C. § 1320a-7b), the Administrative False Claims Act (31 U.S.C. § 3801 et seq.) and the Federal Health Care Fraud Law (18 U.S.C. § 1347), the Health Insurance Portability and Accountability Act of 1996 , as amended by the Health Information Technology for Economic and Clinical Health (HITECH) Act (“HIPAA”), the federal healthcare program civil money penalty and exclusion authorities (42 U.S.C. § 1320a-7a), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the Requirements of Law applicable to Medicare, Medicaid, and other healthcare programs of other Governmental Authorities, and the analogous Requirements of Law of any other jurisdiction, including any state and local Governmental Authorities in the United States.

“Huntwood Facility” means that certain facility located at 30831 Huntwood Avenue, Hayward, California, 94544, Alameda County.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes.

“Indian Subsidiary” means Codexis Laboratories Private Limited, a private limited company incorporated in India.

“Intellectual Property” means any and all intellectual property, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, all rights therein, and all rights to sue at law or in equity for any past present or future infringement, violation, misuse, misappropriation or other impairment thereof, whether arising under United States, multinational or foreign laws or otherwise, including the right to receive injunctive relief and all proceeds and damages therefrom.

“Interest Only Period” is set forth on Schedule 1 hereto.

“Investment” means the purchase or acquisition of any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or the extension of any advance, loan, extension of credit or capital contribution to, or any other investment in, or deposit with, any Person.

“IP Security Agreement” means the Intellectual Property Security Agreement, dated as of the Closing Date, by and among Administrative Agent and each grantor party thereto (as amended, amended and restated, supplemented or otherwise modified from time to time).

“Key Person” is each of Borrower’s (i) President and Chief Executive Officer, who is Alison Moore as of the Closing Date and (ii) Chief Financial Officer, who is Georgia Erbez as of the Closing Date.

“Knowledge” or “Knowledge of Borrower” means the actual knowledge of the chief executive officer, chief operating officer or chief financial officer of Borrower; provided, that such officer shall use reasonable efforts to obtain actual knowledge with respect to the subject matter of any representations, warranties, certifications and covenants made or to be made by Borrower under this Agreement.

“Lender’s Expenses” means all reasonable and documented out-of-pocket costs or expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, documentation, drafting, amendment, modification, administration, perfection and funding of the Loan Documents; and all of Lenders’ attorneys’ reasonable and documented out-of-pocket fees, costs and expenses incurred in enforcing or defending the Loan Documents (including reasonable and documented out-of-pocket fees and expenses of appeal or review) and the rights of a Lender in and to the Loans and the Collateral or otherwise hereunder, including the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including all reasonable and documented out-of-pocket fees and costs incurred by a Lender in connection with a Lender’s enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against Borrower, any Subsidiary or their respective Property; provided, that unless otherwise agreed between the Lenders and the Borrower or in connection with any amendment, waiver, consent or other modification to this Agreement or the other Loan Documents requested by Borrower, Lender’s Expenses, together with Documentation and Funding Fees and Administrative Agent’s Expenses, without duplication, shall not exceed Fifty Thousand Dollars ($50,000) during any trailing four fiscal quarter period prior to the occurrence of an Event of Default, commencing with the day after the Closing Date; provided further that (x) all such fees, costs and expenses shall be itemized and (y) in no event shall any amounts with respect to any indemnities and agreements contained in Article 6 be subject to the cap in the foregoing proviso.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Liquidity” means, as of any date of determination, (x) the sum of Borrower’s unrestricted and unencumbered (other than with respect to Liens in favor of Administrative Agent) cash and Cash Equivalents held in Deposit Accounts and Securities Accounts that are subject to an Account Control Agreement in favor of Administrative Agent, minus (y) the aggregate amount of Borrower’s accounts payable determined in accordance with GAAP not paid after the ninetieth (90th) day following the due date for such account payable.

“Liquidity Breach” shall have the meaning provided in Section 4.2(w)(ii).

“Loan Advance Request Form” is that certain form attached hereto as Exhibit D.

“Loan Documents” means this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrant, the Pledge Agreement, the SBIC Investment Letter, every Account Control Agreement, the IP Security Agreement, any intercreditor agreement or subordination agreement, any documents pertaining to a mortgage, any landlord waivers and bailee waivers, the Perfection Certificate, each Compliance Certificate, each Loan Advance Request Form, each Payment Authorization and every other document evidencing, securing or relating to the Loans, in each case as amended, amended and restated, supplemented or otherwise modified from time to time.

“Loan to Value” means, as of any LTV Test Date, the percentage obtained by dividing (a) the aggregate outstanding principal amount of all Loans (after giving pro forma effect to the Tranche B Loan requested to be made on such LTV Test Date) by (b) LTV Market Capitalization as of such LTV Test Date.

“Loans” has the meaning set forth in the recitals above.

“LTV Market Capitalization” means, as of any LTV Test Date, an amount equal to (a) the lesser of (i) the closing price per share of Codexis’ common stock on the Principal Stock Exchange on the Trading Day immediately preceding such LTV Test Date, as quoted on Bloomberg L.P.’s page or any successor page thereto of Bloomberg L.P. or if such page is not available, any other commercially available source, and (ii) the average of the daily volume weighted average price per share of Codexis’ common stock on the Principal Stock Exchange for each of the ten (10) consecutive Trading Days ending on and including the Trading Day immediately preceding such LTV Test Date, as quoted on Bloomberg L.P.’s page or any successor page thereto of Bloomberg L.P. or if such page is not available, any other commercially available source, multiplied by (b) the total number of shares of Codexis’ common stock issued and outstanding as of such LTV Test Date (plus any common stock of Codexis issuable upon exercise of pre-funded warrants without regard to limits on exercise under such pre-funded warrants) and listed on the Principal Stock Exchange, in each case adjusted as necessary so that such share count and such per share prices are determined on a consistent basis after giving effect to any stock dividend, stock split, reverse stock split, stock combination, reclassification or other similar transaction occurring during the ten (10) Trading Day period referred to in clause (a)(ii) above.

“LTV Test Date” means each of (a) the date of the Loan Advance Request Form for the Tranche B Loan and (b) the date of the Advance of the Tranche B Loan.

“Market Capitalization” means, as of the close of any Trading Day, an amount equal to (a) the closing price per share of Codexis’ common stock on the Principal Stock Exchange on such Trading Day, as quoted on Bloomberg L.P.’s page or any successor page thereto of Bloomberg L.P. or if such page is not available, any other commercially available source, multiplied by (b) the total number of shares of Codexis’ common stock issued and outstanding as of such Trading Day (plus any common stock of Codexis issuable upon exercise of pre-funded warrants without regard to limits on exercise under such pre-funded warrants) and listed on the Principal Stock Exchange.

“Market Disruption Event” means any of the following events: (a) any suspension of, or limitation imposed on, trading by the Principal Stock Exchange in Codexis’ common stock during any period or periods aggregating one (1) hour or longer, whether by reason of movements in price exceeding limits permitted by the Principal Stock Exchange or otherwise; or (b) the failure of the Principal Stock Exchange to open for trading, or the closure of the Principal Stock Exchange prior to its scheduled closing time for the regular trading session on such day (without regard to after-hours or other trading outside of the regular trading session hours).

“Material Adverse Change” means (i) a materially adverse effect on the business, condition (financial or otherwise), operations, performance or Property of Borrower and its Subsidiaries, taken as a whole, or (ii) a material impairment of the ability of Borrower and its Subsidiaries (taken as a whole) to perform their respective obligations under or remain in compliance with this Agreement and the other Loan Documents, or any documents executed in connection therewith.

“Material Agreement” is (i) any material agreements set forth on the Perfection Certificate as of the Closing Date and any replacement thereof reasonably satisfactory to the Administrative Agent pursuant to the terms hereof, (ii) any license, agreement or other contractual arrangement with a Person or Governmental Authority whereby Borrower is reasonably likely to be required to transfer, either in-kind or in cash, prior to the Maturity Date, assets or property valued (book or market) at more than Five Hundred Thousand Dollars ($500,000) in the aggregate or (iii) any license, agreement or other contractual arrangement conveying rights in or to any intellectual property necessary to make, use or sell any inventory, products or services of Borrower, the termination of which (other than an expiration or non-renewal of such agreement or contract in accordance with its terms) could reasonably be expected to cause a Material Adverse Change.

“Maturity Date” is set forth on Schedule 1 hereto.

“Obligations” means all present and future obligations owing by Borrower to Administrative Agent and the Lenders governed or evidenced by the Loan Documents whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during or after the commencement of any bankruptcy case in which Borrower is a debtor (specifically including interest accruing after the commencement of any bankruptcy, insolvency or similar proceeding with respect to Borrower, whether or not a claim for such post-commencement interest is allowed), including but not limited to any obligations arising pursuant to letters of credit or acceptance transactions or any other financial accommodations.

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.

“OFAC Lists” means the list of specially designated nationals and Blocked Persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any law, rule, regulation or Executive Order of the President of the United States, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States.

“Operating Documents” means, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Closing Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business as conducted by any such Person consistent with (a) the usual and customary customs and practices in the kind of business in which such Person is engaged, and (b) the past practice and operations of such Person, and in each case, undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Other Connection Taxes” means, with respect to any Lender or Administrative Agent, Taxes imposed as a result of a present or former connection between such Lender or Administrative Agent and the jurisdiction imposing such Tax (other than connections arising from such Lender or Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant Register” shall have the meaning provided in Section 8.18.

“Payment Authorization” means each Payment Authorization to Draw Funds from Company Accounts for Payments, dated as of the date hereof, executed by Borrower.

“Payment Date” means the first (1st) day of each month, or if such day is not a Business Day, the next Business Day.

“Perfection Certificate” means the perfection certificate delivered to Administrative Agent dated as of the Closing Date, as may be updated by Borrower in accordance with Section 4.2(f)(ii).

“Permits” means all licenses, certificates, accreditations, product clearances, approvals, authorizations, provider numbers or provider authorizations, supplier numbers, marketing authorizations, other authorizations, registrations, listing, permits, consents and approvals of the Borrower and each of its Subsidiaries required under any Requirement of Law applicable to Borrower’s business or necessary in the developing, manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution, or delivery of any Products under Requirements of Law applicable to the business of the Borrower or any of its Subsidiaries. Without limiting the generality of the foregoing, “Permits” includes all Governmental Approvals of the Borrower and each of its Subsidiaries.

“Permitted Debt” means and includes:

(a) Debt of Borrower to Lenders under this Agreement;

(b) Debt consisting of capitalized lease obligations and purchase money Debt, in each case incurred by Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such Person, provided that (i) the aggregate outstanding principal amount of all such Debt does not exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time and (ii) the principal amount of such Debt does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Debt (each measured at the time such acquisition, repair, improvement or construction is made);

(c) Debt of Borrower existing on the Closing Date and set forth on the Perfection Certificate;

(d) Subordinated Debt;

(e) unsecured Debt to trade creditors incurred in the Ordinary Course of Business and not due more than 90 days after the invoice date therefor;

(f) Debt incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;

(g) Debt consisting of the financing of insurance premiums in the Ordinary Course of Business and in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) at any time;

(h) Debt to carriers, warehousemen, mechanics and materialmen, in each case arising in the Ordinary Course of Business, for sums not yet due and payable or, if due and payable, those being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained in accordance with GAAP;

(i) Debt in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case, provided in the Ordinary Course of Business and in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) at any time;

(j) Debt in respect of letters of credit, in the Ordinary Course of Business, banker’s acceptances or similar arrangements, provided that the aggregate principal amount of any such Debt outstanding at any time shall not exceed Five Hundred Fifty Thousand Dollars ($550,000);

(k) unsecured Debt of Borrower and its Subsidiaries in an aggregate principal amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time;

(l) Debt of any Borrower or any Subsidiary that has guaranteed the Obligations to any other Borrower or any such Subsidiary, provided, that (i) all such Debt shall be evidenced by an intercompany note and shall be subject to a Lien in favor of the Administrative Agent, (ii) all such Debt shall be unsecured and subordinated in right of payment to the payment in full of the Obligations, and (iii) such Debt is permitted as an Investment under clause (j) of the definition of “Permitted Investment”;

(m) Debt in respect of netting services, overdraft protections and otherwise in connection with deposit accounts, in each case, in the Ordinary Course of Business;

(n) Debt in connection with credit cards and credit card processing services incurred in the Ordinary Course of Business and in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) at any time; and

(o) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Debt under subsections (a)-(n) above; provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower.

“Permitted Equity Issuance” means any public or private sale or issuance of any equity interests of the Borrower, any capital contribution to the Borrower, or interest, returns, profits, dividends, distributions and similar amounts received from any joint venture that is not a Subsidiary or on account of an Investment in such Person; provided that the amount of any Permitted Equity Issuance will be the amount of cash and Cash Equivalents received by the Borrower or any Subsidiary in connection with such sale, issuance, contribution, interest, return, profit, dividend, distribution or similar amount and the fair market value of any other property received in connection with such sale, issuance, contribution, interest, return, profit, dividend, distribution or similar amount (measured at the time made), without adjustment for subsequent changes in the value.

“Permitted Exclusive Licenses” are (i) exclusive licenses existing as of the Closing Date and disclosed to Administrative Agent in the Perfection Certificate, including any extensions, renewals and replacements thereof, and including the exclusive licenses for the use of the Deprioritized Life Science Enzymes of Borrower, (ii) exclusive or non-exclusive licenses in connection with pharma biocatalysis services provided by Borrower for customers in the Ordinary Course of Business, provided that such licenses are limited to one or more specified enzymes involved in the manufacture of such customer’s products, (iii) exclusive licenses for the use of the ECO Synthesis platform, including but not limited to exclusive licensing, collaboration and other strategic partnerships; provided that such licenses may be exclusive if (x) solely with respect to the use of the platform in specific geographical locations outside of the United States and European Union, solely with respect to specific products of a customer covered by such license and (y) in each case, such licenses are granted on arm’s length commercially reasonable terms, and (iv) exclusive licenses and sublicenses of the Intellectual Property of Borrower entered into in the Ordinary Course of Business for the purpose of research and development of partnered enzymes and other proteins; provided that such licenses do not constitute a legal transfer of title of the licensed property.

“Permitted Investment” means

(a) Deposits and Deposit Accounts (which shall be subject to Account Control Agreements to the extent required herein) with commercial banks organized under the laws of the United States or a state thereof to the extent: (i) the Deposit Accounts of each such institution are insured by the Federal Deposit Insurance Corporation up to the legal limit; and (ii) each such institution has an aggregate capital and surplus of not less than One Hundred Million Dollars ($100,000,000);

(b) [reserved];

(c) [reserved];

(d) Investments consisting of cash and Cash Equivalents;

(e) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business of Borrower;

(f) Investments outstanding on the Closing Date and set forth on the Perfection Certificate;

(g) Investments consisting of Excluded Accounts and Deposit Accounts in which Administrative Agent has a perfected security interest;

(h) Investments in connection with Transfers permitted by Section 4.3(d);

(i) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans to employees, officers, directors, partners, managers and members relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee equity purchase plans or agreements approved by Borrower’s board of directors, not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate for (i) and (ii) in any fiscal year;

(j) Investments (i) by a Borrower in another Borrower or in any Subsidiary that has guaranteed the Obligations and (ii) by any Subsidiary in a Borrower or in any Subsidiary that has guaranteed the Obligations;

(k) to the extent it constitutes an Investment, deposits made to secure the performance of operating leases, licenses or contracts in the Ordinary Course of Business and in an amount not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate in any fiscal year;

(l) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business;

(m) [reserved];

(n) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business; provided that this paragraph shall not apply to Investments of Borrower in any Subsidiary;

(o) non-cash Investments in joint ventures or strategic alliances in the Ordinary Course of Business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support;

(p) other Investments aggregating not in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate in any fiscal year of Borrower;

(q) [reserved];

(r) marketable direct obligations issued or unconditionally guaranteed by the United States, including puttable, callable and floating-rate obligations, in each case having maturities of more than one (1) year but not more than twenty-four (24) months from the date of acquisition;

(s) debt securities issued by any government-sponsored enterprise or federal agency of the United States, or by any international institution sponsored by the United States government, that are not direct obligations of, or unconditionally guaranteed by, the United States, including obligations of the Federal Farm Credit Banks, the Federal Home Loan Banks, the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association (and including puttable, callable and floating-rate obligations), in each case having maturities of not more than twenty-four (24) months from the date of acquisition;

(t) debt obligations issued by any state, commonwealth or territory of the United States or any political subdivision, agency, authority or instrumentality thereof (other than obligations described in clause (a) of the definition of “Cash Equivalents”), including general obligation bonds and notes and revenue bonds and notes, in each case having maturities of not more than twenty-four (24) months from the date of acquisition and having, at the time of acquisition, a short-term rating of at least A-1 (or the equivalent) or a long-term rating of at least A (or the equivalent) from at least two (2) of Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., Moody’s Investors Service, Inc. and Fitch Ratings, Inc., and any of their respective successors (each, a “Rating Agency”);

(u) U.S. Dollar-denominated unsecured promissory notes and other debt obligations (other than commercial paper) issued by corporations, banks or other financial institutions, including master notes, medium-term notes, deposit notes, floating-rate notes, puttable notes, callable notes and Yankee notes, in each case having maturities of not more than twenty-four (24) months from the date of acquisition and having, at the time of acquisition, a short-term rating of at least A-1 (or the equivalent) or a long-term rating of at least A (or the equivalent) from at least two (2) Rating Agencies;

(v) shares of money market funds (other than those described in clause (d) of the definition of “Cash Equivalents”) that comply with Rule 2a-7 under the Investment Company Act of 1940, as amended, and are rated AAA (or the equivalent) by at least one (1) Rating Agency, including institutional treasury, government and prime money market funds, whether maintaining a stable or floating net asset value; and

(w) shares of open-ended ultra-short-term bond funds that (i) are rated AAA (or the equivalent) by at least one (1) Rating Agency, (ii) maintain a weighted average maturity of not more than ninety (90) days, (iii) invest solely in investment grade corporate debt, government agency securities and agency mortgage-backed securities and (iv) prohibit the use of derivatives.

“Permitted Liens” means any of the following:

(a) Liens of the Administrative Agent pursuant to this Agreement or the other Loan Documents;

(b) Liens outstanding on the Closing Date and set forth on the Perfection Certificate;

(c) Liens for taxes and assessments not yet due and payable or, if due and payable, those being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained in accordance with GAAP;

(d) Liens of carriers, warehousemen, suppliers or other Persons that are possessory in nature arising in the Ordinary Course of Business so long as such Liens attach only to Inventory, secure liabilities in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000), and are not delinquent or remain payable without penalty or are being contested in good faith and by appropriate proceedings which have the effect of preventing the forfeiture or sale of the property subject thereto;

(e) easements, rights of way, restrictions, minor defects or irregularities in title or other similar Liens which alone or in the aggregate do not interfere in any material way with the ordinary conduct of the business of Borrower;

(f) Liens securing Debt permitted under clause (b) of the definition of “Permitted Debt,” provided that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneously with, or within twenty (20) days after, the acquisition, lease, repair, improvement or construction of such property financed or leased by such Debt and (ii) such Liens do not extend to any property of Borrower other than the property (and proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Debt;

(g) Liens to secure payment of workers’ compensation, employment insurance, old age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA);

(h) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, surety and appeal bonds and other obligations of a like nature arising in the Ordinary Course of Business, in an aggregate amount not exceeding Two Hundred Fifty Thousand Dollars ($250,000) at any time;

(i) Liens incurred in the extension, renewal or refinancing of the Debt secured by Liens described in clauses (b) and (f) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Debt may not increase;

(j) leases or subleases of real property granted in the Ordinary Course of Business, and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the Ordinary Course of Business, if the leases, subleases, licenses and sublicenses do not prohibit granting Administrative Agent a security interest therein;

(k) banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the Ordinary Course of Business arising in connection with Borrower’s Deposit Accounts or Securities Accounts held at such institutions, provided such accounts are maintained in compliance with Section 4.3(o);

(l) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under clause (j) or (o) of the definition of “Event of Default”;

(m) Liens on cash and Cash Equivalents securing up to one hundred ten percent (110%) of the amount of Debt described in clause (j) of the definition of “Permitted Debt”;

(n) Permitted Licenses;

(o) Liens arising from the filing of any precautionary financing statement on operating leases covering the leased property, to the extent such operating leases are permitted under this Agreement;

(p) other Liens securing obligations in an aggregate principal amount not to exceed Twenty-Five Thousand Dollars ($25,000) at any time; provided that any Liens permitted pursuant to this clause (p) shall attach to specific assets, and not substantially all of the assets, of Borrower or any of its Subsidiaries;

(q) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

(r) Liens on insurance policies and the proceeds thereof granted to secure the financing of insurance premiums with respect thereto to the extent permitted under clause (g) of the definition of “Permitted Debt”.

“Permitted Licenses” are (A) licenses of over-the-counter software that is commercially available to the public, (B) non-exclusive licenses for the use of the Intellectual Property of Borrower or any of its Subsidiaries related to the ECO Synthesis and CodeEvolver platforms entered into in the Ordinary Course of Business, (C) Permitted Exclusive Licenses, (D) any other licenses for the use of the Intellectual Property of Borrower or any of its Subsidiaries consented to by Required Lenders (such consent not to be unreasonably withheld), and (E) non-exclusive intercompany licenses, sublicenses or grants of rights for development, manufacture, production, commercialization (including commercial sales to end users), marketing, promotion, co-promotion, sales or distribution, in each case solely among Borrower and Subsidiaries that have guaranteed the Obligations; provided that, with respect to each license described in clauses (B), (C) or (D), the license constitutes an arm’s-length transaction, the terms of which, on their face, do not provide for a sale or assignment of such Intellectual Property that would result in, or be the equivalent of, a transfer of title of such Intellectual Property, and do not restrict the ability of Borrower or any of its Subsidiaries, as applicable, to (i) pledge, grant a security interest in or lien on, or assign or otherwise Transfer any Intellectual Property or (ii) grant a security interest to Administrative Agent therein.

“Person” means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government.

“Pledge Agreement” means the Pledge Agreement, dated as of the Closing Date, by and among Administrative Agent and Codexis (as amended, restated, amended and restated, modified or supplemented from time to time).

“Potential Event of Default” means any event or circumstance, which, with the giving of notice or lapse of time or both, would become an Event of Default or any event that could reasonably be expected to cause a Material Adverse Change.

“Prime Rate” means, at any time the rate of interest noted in The Wall Street Journal, Money Rates section, as the “Prime Rate”. In the event that The Wall Street Journal quotes more than one rate, or a range of rates, as the Prime Rate, then the Prime Rate shall mean the average of the quoted rates. In the event that The Wall Street Journal ceases to publish a Prime Rate, then the Prime Rate shall be as announced by Administrative Agent based on a national publication reasonably selected by Administrative Agent and notified to Borrower in writing.

“Principal Stock Exchange” means the Nasdaq Global Select Market or, if the Borrower’s shares of common stock are not listed on the Nasdaq Global Select Market, any other nationally recognized stock exchange in the United States having listing standards at least as restrictive as the Nasdaq Global Select Market on which Borrower’s common stock is then listed for trading or quoted.

“Pro Rata Share” means, with respect to:

(a) a Lender’s obligation to make Loans and the right to receive payments of interest, fees and principal with respect thereto, the percentage obtained by dividing (i) such Lender’s Commitments, by (ii) the Total Commitments, provided that if the Total Commitments have been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s portion of the Loans and the denominator shall be the aggregate unpaid principal amount of the Loans, and

(b) all other matters (including, without limitation, the indemnification obligations arising under Section 5.7), the percentage obtained by dividing (i) the sum of the unpaid principal amount of such Lender’s portion of the Loans, by (ii) the sum of the aggregate unpaid principal amount of the Loans.

“Product” means any current or future product, support service or product researched, designed, developed, manufactured, licensed, marketed, sold, performed, distributed or otherwise commercialized by the Borrower or any of its Subsidiaries, and any such product in development.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

“Redwood City Facility” means that certain facility located at 200 Penobscot Drive, Redwood City, California, 94063, San Mateo County.

“Register” shall have the meaning provided in Section 8.18.

“Regulatory Action” means an administrative, regulatory, or judicial enforcement action, proceeding, investigation or for-cause inspection, FDA Form 483 notice of inspectional observation, warning letter, untitled letter, other notice of violation letter, recall, seizure, Section 305 notice or other similar written communication, injunction or consent decree, issued by the FDA, any comparable Governmental Authority or a federal or state court.

“Related Parties” shall mean, with respect to any Person, such Person’s Subsidiaries and Affiliates and their respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Subsidiaries and Affiliates.

“Required Lenders” means Lenders (other than Defaulting Lenders) whose Pro Rata Shares (without giving effect to the Pro Rata Share of Defaulting Lenders) aggregate at least 50.1%; provided that such Lenders must include Administrative Agent (unless Administrative Agent is a Defaulting Lender).

“Requirement of Law” means as to any Person, any law, treaty, rule, regulation, code or policy issued, enforced or promulgated by any Governmental Authorities or any determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means each of the chief executive officer, the chief operating officer, the chief financial officer, president, treasurer, vice president of finance and the controller of Borrower, as well as any other officer or employee identified as an authorized officer in the corporate resolution delivered by Borrower to Administrative Agent in connection with this Agreement.

“Restricted License” means any license or other agreement with respect to which Borrower is the licensee and such license or agreement is material to Borrower’s business and that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property.

“SBIC Investment Letter” means that certain SBIC investment side letter, dated as of the Closing Date, from Borrower to, and acknowledged and agreed by, Trinity Capital SBIC LP, as amended, amended and restated, supplemented or otherwise modified from time to time.

“SEC” means the United States Securities and Exchange Commission, or any successor thereto.

“Secured Parties” means the Lenders, Administrative Agent, each other Indemnified Person and any other holder of any Obligation.

“Securities Account” means any “securities account” as defined in the UCC with such additions to such term as may hereafter be made.

“Solvent” with respect to any person, entity or group as of any date of determination, means that on such date (a) the present fair salable value of the property and assets of such person, entity or group exceeds the debts and liabilities, including contingent liabilities, of such person, entity or group, (b) the present fair salable value of the property and assets of such person, entity or group is greater than the amount that will be required to pay the probable liability of such person, entity or group on its debts and other liabilities, including contingent liabilities, as such debts and other liabilities become absolute and matured, (c) such person, entity or group does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts and liabilities, including contingent liabilities, beyond its ability to pay such debts and liabilities as they become absolute and matured, and (d) such person, entity or group does not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subordinated Debt” means any unsecured Debt incurred by the Borrower subordinated to Borrower’s now or hereafter indebtedness to Administrative Agent and the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance reasonably satisfactory to Administrative Agent entered into between Administrative Agent (on behalf of the Secured Parties) and the other creditor), on terms and in amounts acceptable to Administrative Agent in its sole discretion.

“Subsidiary” as to any Person, means any corporation, partnership, limited liability company, joint venture, trust or estate of or in which more than fifty percent (50%) of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class of such corporation may have voting power upon the happening of a contingency), (b) the interest in the capital or profits of such partnership, limited liability company, or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Commitments” means the sum of the amounts of the Lenders’ Commitments.

“Tranche A Availability Amount” is set forth on Schedule 1 hereto.

“Tranche A Loan” shall have the meaning provided in Section 2.1(b).

“Tranche B Availability Amount” is set forth on Schedule 1 hereto.

“Tranche B Loan” shall have the meaning provided in Section 2.1(b).

“Tranche B Loan Termination Date” is set forth on Schedule 1 hereto.

“Tranche C Availability Amount” is set forth on Schedule 1 hereto.

“Tranche C Loan” shall have the meaning provided in Section 2.1(b).

“Trading Day” means any day on which (a) there is no Market Disruption Event and (b) the Principal Stock Exchange is open for trading; provided that a “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (Eastern time) or the then standard closing time for regular trading on the Principal Stock Exchange.

“Transfer” means to convey, sell, lease, transfer, assign, or otherwise dispose of.

“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York; provided, however, in the event, by reason of mandatory provisions of law, any and all of the attachment, perfection or priority of the security interest of Administrative Agent in and to the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions relating to such attachment, perfection or priority and for purposes of definitions related to such provisions; provided, further, that the term “UCC” shall include Article 9 thereof as in effect on the Closing Date.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Warrant” means (a) the Warrant to Purchase Common Stock, dated as of the Closing Date, issued by Codexis in favor of each Lender and (b) any other warrant or warrants issued by Borrower during the term of any Loans, in favor of Lenders to purchase securities of Borrower.

ARTICLE 2

THE LOANS

2.1 The Loans.

(a) Subject to the terms and conditions of this Agreement, each Lender severally hereby agrees to make a Loan to the Borrower in a principal amount not to exceed the amount of such Lender’s Commitments. If the aggregate outstanding principal amount of Loans at any time exceeds the Total Commitments, Borrower shall immediately repay such excess in full. The Obligations of Borrower under this Agreement shall at all times be absolute and unconditional. Borrower acknowledges and agrees that any obligation of any Lender to make any Loan hereunder is strictly contingent upon the satisfaction of the conditions set forth in Sections 2.4 through 2.7 (as applicable). For each Loan, Borrower shall make (i) monthly payments of interest only in arrears at the Applicable Rate during the Interest Only Period and (ii) beginning on the Amortization Date, equal monthly payments on each subsequent Payment Date in an amount determined through a calculation fully amortizing the outstanding principal balance due under each

Loan at the Applicable Rate over the period from the Amortization Date through (and including) the Maturity Date. For clarity, the payment schedule with respect to the Tranche A Loan as of the Closing Date is reflected in Exhibit A attached hereto, and Administrative Agent may update such payment schedule from time to time in accordance with the terms of the Loan Documents (as amended from time to time, the “Amortization Schedule”). In the event of any inconsistency between the Amortization Schedule and the terms of the Loan Documents (including this Section 2.1), the terms of the Loan Documents shall prevail. Borrower shall continue to comply with all of the terms and provisions hereof until all of the Obligations (other than (x) inchoate indemnification obligations for which no claim has been made or asserted, (y) obligations of Borrower under or in respect of the Warrant and (z) other Obligations that, by their express terms, survive termination of this Agreement) are paid and satisfied in full. After the Tranche B Loan Termination Date, no further Tranche B Loans shall be available from the Lenders, and after the expiration of the Interest Only Period, no further Tranche C Loans shall be available from the Lenders.

(b) The initial Advance hereunder, to be funded on the Closing Date upon satisfaction of the conditions in Sections 2.4 and 2.5, shall be an amount equal to the Tranche A Availability Amount (the “Tranche A Loan”). Thereafter, upon satisfaction of the conditions set forth in Sections 2.4 and 2.6, Borrower may request an additional Advance equal to the Tranche B Availability Amount (the “Tranche B Loan”). Thereafter, upon satisfaction of the conditions set forth in Sections 2.4 and 2.7, and conditioned on approval by Lenders in their sole and absolute discretion, Borrower may request an additional Advance equal to the Tranche C Availability Amount (the “Tranche C Loan”).

(c) At the time of the Advance of the Tranche A Loan, Borrower will pay Administrative Agent and the Lenders for Administrative Agent’s Expenses and Lender’s Expenses related to the Tranche A Loan including travel, UCC search, filing, insurance, and legal costs for the Tranche A Loan (the “Tranche A Documentation and Funding Fee”). At the time of any additional Advance of any Loans, Borrower will pay Administrative Agent and the Lenders for Administrative Agent’s Expenses and Lender’s Expenses related to such additional Loans, including travel, UCC search, filing, insurance, and legal costs. The Tranche A Documentation and Funding Fee and any such additional costs due related to additional Loans shall be collectively referred to hereunder as “Documentation and Funding Fees”; provided, that unless otherwise agreed between the Administrative Agent and the Borrower or in connection with any amendment, waiver, consent or other modification to this Agreement or the other Loan Documents requested by Borrower, Documentation and Funding Fees, together with Administrative Agent’s Expenses and Lender’s Expenses, without duplication, shall not exceed Fifty Thousand Dollars ($50,000) during any trailing four fiscal quarter period prior to the occurrence of an Event of Default, commencing with the day after the Closing Date; provided further that (x) all such fees, costs and expenses shall be itemized and (y) in no event shall any amounts with respect to any indemnities and agreements contained in Article 6 be subject to the cap in the foregoing proviso.

2.2 Advances and Interest.

(a) All Loans (other than the Tranche A Loan funded on the Closing Date) requested by Borrower must be requested by 11:00 A.M. Arizona time, five (5) Business Days prior to the date of such requested Loan (or as otherwise agreed by Administrative Agent in its sole discretion). All requests or confirmations of requests for a Loan (other than the Tranche A Loan funded on the Closing Date) are to be in writing to Administrative Agent and may be sent by telecopy or facsimile transmission or by email provided that Administrative Agent shall have the right to require that receipt of such request not be effective unless confirmed via telephone with Lender. Borrower may not request more than one (1) Loan per calendar month. As express conditions precedent to Lender making each Loan to Borrower, Borrower shall deliver to Administrative Agent the documents, instruments and agreements required pursuant to Sections 2.4 through 2.7 (as applicable) of this Agreement (including, without limitation, the Loan Advance Request Form). Except as otherwise provided in this Section 2.2(a), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Commitments, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender’s obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

(b) The following amounts shall be deducted from each Loan advanced hereunder: (i) as to the Tranche A Loan advanced hereunder, the applicable Commitment Fee and the Tranche A Documentation and Funding Fee and (ii) as to the Tranche B Loan and the Tranche C Loan, the applicable Commitment Fee and the applicable Documentation and Funding Fees.

(c) Beginning on the date of each Advance, the unpaid principal balance of all advanced Loans and all other outstanding Obligations hereunder shall bear interest, payable in arrears, subject to the terms hereof, at the Applicable Rate. All payments shall be due to Administrative Agent on the applicable Payment Date, or if such day is not a Business Day, the next succeeding Business Day. If Borrower fails to make a monthly payment due within five (5) Business Days after the date such payment is due, Administrative Agent, on behalf of the Lenders, shall have the right to require Borrower to pay to Lender a late charge equal to five percent (5%) of the past due payment. After the occurrence and during the continuance of an Event of Default hereunder, Administrative Agent, on behalf of the Lenders, shall have the right to increase the per annum effective rate of interest on all Loans outstanding hereunder to a rate equal to 400 basis points in excess of the Applicable Rate (the “Default Rate”). All contractual rates of interest chargeable on outstanding Loans shall continue to accrue and be paid even after default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines Lenders have charged or received interest hereunder in excess of the highest applicable rate, Administrative Agent shall, in its sole discretion and acting on behalf of the Lenders, apply and set off such excess interest received by Lenders against other Obligations hereunder due or to become due and such rate shall automatically be reduced to the maximum rate permitted by such law.

(d) Interest shall be computed on the basis of a 360-day year, and twelve 30-day months. For any partial month interest periods, interest will be charged for the actual number of days elapsed. In computing interest, (i) all payments received after 12:00 p.m. Arizona time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of the Loans shall be included and the date of payment shall be excluded. Changes to the Applicable Rate based on changes to the Prime Rate shall be effective as of the day immediately following the date of such change, and to the extent of such change.

(e) Upon the occurrence and during the continuance of an Event of Default and/or the maturity of any portion of the Obligations, any moneys on deposit with Administrative Agent may, at the direction of the Required Lenders, be applied against the Obligations in such order and manner as Administrative Agent may elect or as may otherwise be required under this Agreement.

2.3 Administrative Agent Accounts. Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

2.4 Conditions Precedent to Each Advance. It shall be an express condition precedent to each Lender’s obligation to make an Advance of each Loan that:

(a) the representations and warranties contained in Section 4.1 shall be true and correct in all material respects as of the date of such Advance (provided, however, that those representations and warranties expressly referring to another date shall be true and correct in all material respects as of such other date); provided, however, that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof;

(b) no Event of Default or Potential Event of Default shall have occurred and be continuing;

(c) receipt by Administrative Agent of an executed Loan Advance Request Form in the form of Exhibit D attached hereto;

(d) no circumstance shall exist that could reasonably be expected to have a Material Adverse Change;

(e) all governmental and third-party approvals necessary in connection with the Loan and this Agreement shall have been obtained and be in full force and effect; and

(f) Administrative Agent’s satisfaction, in Administrative Agent’s sole discretion, with the results of Administrative Agent’s due diligence investigation, including, without limitation, review of the financial statements of Borrower dated no more than thirty (30) days prior to the funding of such Advance.

2.5 Conditions Precedent to the Tranche A Loan. It shall be an express condition precedent to a Lender’s obligation to make an Advance of the Tranche A Loan that Borrower shall provide or cause to be provided to Administrative Agent all of the following items:

(a) UCC-1 financing statements designating Borrower, as debtor, and Administrative Agent, as secured party for the benefit of Lenders, for filing in the state of Borrower’s incorporation or formation, as applicable or in any other state required by Administrative Agent with respect to all Collateral which may be perfected under the UCC by the filing of a UCC-1 financing statement, together with any other documents Administrative Agent deems necessary to evidence or perfect Administrative Agent’s security interest with respect to the Collateral;

(b) a certificate as to authorizing resolutions and Operating Documents of Borrower with specimen signatures, in form and substance reasonably satisfactory to Administrative Agent;

(c) the Operating Documents of Borrower and good standing certificates from each of Borrower’s jurisdiction of organization and chief executive office location, and each jurisdiction in which Borrower is qualified to conduct business;

(d) [reserved];

(e) insurance certificates and endorsements evidencing that the Borrower, its Subsidiaries, and the Collateral are insured in accordance with the requirements of Section 4.2(q) hereof;

(f) a recent Lien search in each of the jurisdictions where the Borrower and each Subsidiary is organized and the assets of Borrower and each Subsidiary are located, and such searches reveal no Liens on any of the assets of Borrower or any Subsidiary, except for Permitted Liens;

(g) payment in full of the applicable Commitment Fee, the Good Faith Deposit, and the Tranche A Documentation and Funding Fee;

(h) a fully executed copy of this Agreement;

(i) the fully executed Warrant;

(j) [reserved];

(k) [reserved];

(l) fully executed copies of each other Loan Document;

(m) a duly executed legal opinion of counsel to Borrower dated as of the Closing Date;

(n) a copy of each applicable stockholders’ agreement, investors rights agreement, voting agreement, or other similar equity financing documents of Borrower, and any amendments thereto;

(o) a completed Perfection Certificate for Borrower and each of its Subsidiaries;

(p) (i) a payoff letter executed with respect to the Existing Innovatus Facility and (ii) a release of any Liens created in connection therewith on Borrower, its Subsidiaries and any of their assets and properties, effective prior to or substantially concurrently with the funding of the Tranche A Loan hereunder, and, in each case under this clause (p), in form and substance reasonably satisfactory to Administrative Agent; and

(q) such other documents and completion of such other matters as Administrative Agent may reasonably deem necessary and appropriate.

2.6 Conditions Precedent to the Tranche B Loan. It shall be an express condition precedent to a Lender’s obligation to make the Advance of the Tranche B Loan that:

(a) the amount of such Advance shall equal the Tranche B Availability Amount;

(b) the Advance under the Tranche B Loan shall occur after the Closing Date and on or prior to the Tranche B Loan Termination Date;

(c) Administrative Agent shall have received payment in full of the Documentation and Funding Fees, and the applicable Commitment Fee; and

(d) the Loan to Value does not exceed twenty percent (20.00%) as of each LTV Test Date with respect to the Tranche B Loan.

2.7 Conditions Precedent to the Tranche C Loan. It shall be an express condition precedent to a Lender’s obligation to make the Advance of the Tranche C Loan that:

(a) each Lender shall have approved the making of the Tranche C Loan in its sole and absolute discretion;

(b) the Advance under the Tranche C Loan shall occur after the Closing Date and on or prior to the expiration of the Interest Only Period; and

(c) Administrative Agent shall have received payment in full of the Documentation and Funding Fees and the applicable Commitment Fee.

2.8 Voluntary Prepayment. Borrower may prepay the Loans in whole, at any time, subject to payment of the premium set forth below (“Prepayment Premium”). The calculated prepayment amount shall include the outstanding principal due under each Loan at the time of retirement, any partially accrued interest thereon, and a Prepayment Premium based on the following schedule:

(a) on or before the first anniversary of the Closing Date the Prepayment Premium shall be equal to 3.00% of the principal amount being repaid.

(b) after the first anniversary of the Closing Date and on or before the second anniversary of the Closing Date the Prepayment Premium shall be equal to 2.00% of the principal amount being repaid.

(c) after the second anniversary of the Closing Date and before the Maturity Date the Prepayment Premium shall be equal to 1.00% of the principal amount repaid.

2.9 Mandatory Prepayment. If a Change of Control occurs or the Loans are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Administrative Agent, for the benefit of Lenders, an amount equal to the sum of: (i) all outstanding principal of the Loans plus accrued and unpaid interest thereon through the prepayment date, (ii) the Prepayment Premium, plus (iii) all other Obligations that are due and payable, including, without limitation, invoiced Administrative Agent’s Expenses and, without duplication, Lender’s Expenses and interest at the rate set forth in Section 2.2(c) with respect to any past due amounts.

2.10 End of Term Payment. On the Maturity Date or on the date of the earlier prepayment of the Loans by Borrower pursuant to Section 2.8 or Section 2.9 or acceleration of the balance of the Loans by Administrative Agent pursuant to Section 7.1, Borrower shall pay to Administrative Agent, for the benefit of Lenders, the End of Term Payment.

2.11 Proceeds of Collateral. Following the occurrence and during the continuance of an Event of Default, upon the written notice of Administrative Agent, all proceeds from the Collateral shall be immediately delivered to Administrative Agent, at the direction of the Required Lenders, and Administrative Agent may apply such proceeds and payments to any of the Obligations in such order as Administrative Agent may decide in its sole discretion.

2.12 Tax Matters.

(a) Withholding. Payments received by the Administrative Agent or a Lender from Borrower hereunder will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto). Specifically, however, (i) if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to the Administrative Agent or a Lender, and (ii) such Tax is an Indemnified Tax, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction for Indemnified Taxes, Administrative Agent or such Lender receives a net sum equal to the sum which it would have received had no withholding or deduction for Indemnified Taxes been required and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority. Borrower will, upon request, furnish the Administrative Agent with proof reasonably satisfactory to the Administrative Agent indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower. The agreements and obligations of Borrower contained in this Section 2.12 shall survive the termination of this Agreement.

(b) Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Borrower shall indemnify each Lender and Administrative Agent, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.12) payable or paid by such Lender or Administrative Agent, or required to be withheld or deducted from a payment to such Lender or Administrative Agent, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The relevant Lender or Administrative Agent shall notify the Borrower of the imposition of any Indemnified Tax reasonably promptly after becoming aware of the imposition of such Tax. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.18(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.12(d).

(e) As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.12, Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) If any Lender or the Administrative Agent determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to Section 2.12 (including by the payment of additional amounts pursuant to Section 2.12(a)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under Section 2.12 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Lender or the Administrative Agent, as applicable, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall promptly repay to such indemnified party the amount paid over pursuant to this Section 2.12(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.12(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.12(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.12(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.12(g)(ii)(A), (ii)(B), (ii)(D) and (ii)(E) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) copies of executed Internal Revenue Service (“IRS”) Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding;

(B) any Lender that is not a U.S. Person (a “Non-U.S. Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(a) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, copies of executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor forms), establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor forms), establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(b) copies of executed IRS Form W-8ECI (or any successor form);

(c) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) copies of executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form); or

(d) to the extent a Non-U.S. Lender is not the beneficial owner, copies of executed IRS Form W-8IMY (or any successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E (or any successor form), a certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made;

(D) each Lender and the Administrative Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to (i) comply with their obligations under FATCA and (ii) determine whether such Lender (or the Administrative Agent, as applicable) has complied with such Lender’s (or the Administrative Agent’s, as applicable) obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date; and

(E) the Administrative Agent, and any successor or supplemental Administrative Agent, shall deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which the Administrative Agent becomes the administrative agent hereunder or under any other Loan Document (and from time to time thereafter upon the reasonable request of the Borrower) executed copies of either (i) IRS Form W-9 (or any successor form) or (ii) a U.S. branch withholding certificate on IRS Form W-8IMY (or any successor form) evidencing its agreement with the Borrower to be treated as a U.S. Person (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (with respect to amounts received on its own account), with the effect that, in either case, the Borrower will be entitled to make payments hereunder to the Administrative Agent without withholding or deduction on account of U.S. federal withholding Tax.

Each Lender and the Administrative Agent agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update and deliver such form or certification to the Borrower and the Administrative Agent or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

(h) For the avoidance of doubt, the term “applicable law” includes FATCA.

(i) The agreements and obligations of Borrower, Administrative Agent and the Lenders contained in this Section 2.12 shall survive the termination of this Agreement, the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(j) Borrower and the Lenders hereby acknowledge and agree that, for U.S. federal income tax purposes, the issue price (within the meaning of Section 1273(b) of the Code) of the Loans will be determined pursuant to Sections 1272 through 1275 of the Code and the Treasury Regulations thereunder, including Section 1.1273-2(h)(1) of the Treasury Regulations.

2.13 Apportionment of Payments. All payments of principal and interest in respect of outstanding Loans, all payments of fees and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares, or as otherwise provided herein.

2.14 Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(b) Administrative Agent shall not be obligated to transfer to such Defaulting Lender any payments made by Borrower to Administrative Agent for such Defaulting Lender’s benefit, and, in the absence of such transfer to such Defaulting Lender, the Administrative Agent shall transfer any such payments to each other non-Defaulting Lender ratably in accordance with their Pro Rata Shares (without giving effect to the Pro Rata Shares of such Defaulting Lender) (but only to the extent that such Defaulting Lender’s Loans were funded by the other Lenders).

(c) The operation of this Section shall not be construed to increase or otherwise affect the Commitments of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by the Borrower of its duties and obligations hereunder to Administrative Agent or to the Lenders other than such Defaulting Lender.

ARTICLE 3

CREATION OF SECURITY INTEREST; COLLATERAL

3.1 Grant of Security Interests. Borrower grants to Administrative Agent, for the benefit of the Lenders, a valid, continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt, full and complete payment of any and all Obligations and in order to secure prompt, full and complete performance by Borrower of each of its covenants and duties under each of the Loan Documents. The “Collateral” shall mean and include all right, title, interest, claims and demands of Borrower in the following:

(a) All Goods (and embedded computer programs and supporting information included within the definition of “goods” under the UCC) and Equipment now owned or hereafter acquired, including all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and other equipment and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b) All Inventory now owned or hereafter acquired, including all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s books relating to any of the foregoing;

(c) All contract rights and General Intangibles (including Intellectual Property), now owned or hereafter acquired, including goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, software, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, Payment Intangibles, Commercial Tort Claims, payments of insurance, Permits, accounts for such Permits, and rights to payment of any kind;

(d) All now existing and hereafter arising Accounts, contract rights, royalties, license rights, license fees and all other forms of obligations owing to Borrower arising out of the sale or lease of Goods, the licensing of technology or the rendering of services by Borrower (subject, in each case, to the contractual rights of third parties to require funds received by Borrower to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s books relating to any of the foregoing;

(e) All Documents, Cash, Deposit Accounts, letters of credit and Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing) and other Supporting Obligations, certificates of deposit, Instruments, Promissory Notes, Chattel Paper and Investment Property, including all Securities, whether certificated or uncertificated, Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts, and all Financial Assets held in any Securities Account or otherwise, wherever located, now owned or hereafter acquired and Borrower’s books relating to the foregoing; and

(f) To the extent not covered by clauses (a) through (e), all other personal property of the Borrower, whether tangible or intangible, and any and all rights and interests in any of the above and the foregoing and, any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including insurance, condemnation, requisition or similar payments and proceeds of the sale or licensing of Intellectual Property and all of Borrower’s books and records related to any items of other Collateral.

Notwithstanding the foregoing, Collateral (and any component defined terms comprising thereof) does not include any Excluded Property.

3.2 After-Acquired Property. If Borrower shall at any time acquire a Commercial Tort Claim where the amount of damages claimed by Borrower is at least Two Hundred Thousand Dollars ($200,000), Borrower shall immediately notify Administrative Agent in writing signed by Borrower of the brief details thereof and grant to Administrative Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Administrative Agent.

3.3 Location and Possession of Collateral. The Collateral (other than Collateral that is (a) out for repair or in-transit between Permitted Locations, (b) being temporarily stored at a third-party location for a period no longer than sixty (60) days prior to delivery thereof at the Huntwood Facility or (c) mobile equipment such as laptop computers which are in the possession of individual employees or agents in the Ordinary Course of Business) is and shall remain in the possession of Borrower at its locations as set forth in the Perfection Certificate (the “Permitted Locations”) or as otherwise approved by Administrative Agent in its sole discretion in writing prior to relocation and, in the event that the Collateral at any new location is valued in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate, at Administrative Agent’s election, such bailee or landlord, as applicable, must execute and deliver a bailee waiver or landlord waiver, as applicable, in form and substance reasonably satisfactory to Administrative Agent prior to the addition of any new offices or business locations, or any such storage with or delivery to any such bailee, as the case may be. Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Administrative Agent for perfection of the security interests therein created hereunder) and so long as no Event of Default has occurred and is continuing, shall be entitled to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

3.4 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Administrative Agent, at the request of Administrative Agent, all financing statements and other documents Administrative Agent may reasonably request, in form reasonably satisfactory to Administrative Agent, to perfect and continue Administrative Agent’s perfected security interests in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents.

3.5 Right to Inspect. Without duplication of Administrative Agent’s rights pursuant to Section 4.2(r)(iv), Administrative Agent (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours, to inspect the books and records of Borrower and Subsidiaries and to make copies thereof and to inspect, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

3.6 Intellectual Property. Borrower shall notify Administrative Agent before the federal registration or filing by Borrower of any copyright or copyright application and shall promptly execute and deliver to Lender any grants of security interests in same, in form reasonably acceptable to Administrative Agent, to file with the United States Copyright Office. In addition, Borrower shall deliver to Administrative Agent within ten (10) Business Days after the end of each calendar quarter, a report (each, a “Patent and Trademark Report”) reflecting the patents, patent applications, trademarks and trademark applications that were federally registered or filed by Borrower during such quarter and shall promptly execute and deliver to Administrative Agent, on behalf of the Lenders, any grants of security interests in same (to the extent constituting Collateral), in form reasonably acceptable to Administrative Agent, to file with the United States Patent and Trademark Office.

3.7 Protection of Intellectual Property. Borrower shall and shall cause its Subsidiaries to:

(a) subject to Section 4.3(d)(vi), protect, defend and maintain the validity and enforceability of its Intellectual Property and promptly advise Administrative Agent in writing of material infringements of its Intellectual Property;

(b) not allow any of its Intellectual Property that is material to Borrower’s or its Subsidiaries’ business to be abandoned, forfeited or dedicated to the public without Administrative Agent’s written consent;

(c) provide written notice to the Administrative Agent within fifteen (15) Business Days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public); and

(d) take such commercially reasonable steps as Administrative Agent requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License (other than in respect of over-the-counter software that is commercially available to the public) to be deemed “Collateral” and for Administrative Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Administrative Agent to have the ability in the event of a liquidation of any Collateral in respect of any Restricted License (other than in respect of over-the-counter software that is commercially available to the public) to dispose of such Collateral in accordance with the Administrative Agent’s rights and remedies under this Agreement and the other Loan Documents.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1 Representations and Warranties. Borrower hereby warrants, represents and covenants that:

(a) Borrower and each Subsidiary is duly organized, validly existing and in good standing under the laws of the state set forth in the Perfection Certificate. Borrower and each Subsidiary is duly qualified to do business and is in good standing in every other jurisdiction where the nature of its business requires it to be qualified, except where failure to be so qualified would not result in a Material Adverse Change, and is not subject to any bankruptcy, insolvency or other similar proceedings. Borrower’s and each Subsidiary’s chief executive office, principal place of business and the place where Borrower maintains its records concerning the Collateral are located at the addresses set forth in the Perfection Certificate. The Collateral (other than Collateral that is (i) out for repair or in-transit between Permitted Locations, (ii) being temporarily stored at a third-party location for a period no longer than sixty (60) days prior to delivery thereof at the Huntwood Facility, or (iii) mobile equipment such as laptop computers which are in the possession of individual employees or agents in the Ordinary Course of Business) is presently located at the addresses set forth on the Perfection Certificate or as otherwise agreed by Administrative Agent pursuant to Section 3.3;

(b) Borrower and each Subsidiary has full power, authority and legal right to execute, deliver and perform each Loan Document to which it is a party, and the execution, delivery and performance hereof and thereof have been duly authorized by all necessary actions;

(c) Each Loan Document has been duly executed and delivered by Borrower and each constitutes a legal, valid and binding obligation of Borrower and each Subsidiary party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors’ rights generally and general equitable principles;

(d) The execution, delivery and performance of the Loan Documents (i) is not in contravention of any Material Agreement or indenture by which Borrower or any Subsidiary is bound, or by which its properties may be affected, (ii) does not require any shareholder approval, or any approval or consent of, or filing or registration with, any governmental body or regulatory authority or agency (other than the filing of UCC financing statements and filings with the United States Patent and Trademark Office and United States Copyright Office, in connection with the registration of the security interest granted hereunder), or any approval or consent of any trustees or holders of any of its indebtedness or obligations, unless such approval or consent has been obtained and (iii) does not contravene any law or regulation applicable to it in any material respect, or any judgment or decree applicable to it or its Operating Documents;

(e) None of Borrower nor any Subsidiary is a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System. None of Borrower nor any Subsidiary is an “investment company” except for the exclusion from the definition of “investment company” in Section 3(c) of the Investment Company Act of 1940, as amended, or a company “controlled” by an “investment company” under the Investment Company Act of 1940. None of Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no proceeds of any Loan will be used to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock;

(f) To Borrower’s Knowledge, Borrower and each Subsidiary is in compliance with all requirements of law and orders, rules or regulations of any regulatory authority applicable to Borrower or any Subsidiary or to the business or assets of Borrower or such Subsidiary and no such failure to comply with any such requirement applicable to Borrower or any Subsidiary or any item of Collateral could reasonably be expected to cause a Material Adverse Change;

(g) Borrower is the owner and holder of all right, title and interest in and to the Collateral (other than the right, title and interests granted under the Permitted Liens), and Borrower has not assigned or pledged and hereby covenants that it will not assign or pledge, so long as this Agreement shall remain in effect, the whole or any part of the rights in the Collateral hereby and thereby assigned, to anyone other than Administrative Agent, its designee, its successors or assigns, other than Permitted Liens;

(h) Borrower has good and marketable title to, or other valid rights to use, the Collateral, and the Collateral is free and clear of all Liens, claims and encumbrances, other than Permitted Liens;

(i) Borrower has delivered to Administrative Agent copies of the most recent annual audited financial statements and most recent monthly and quarterly unaudited financial statements required to be delivered pursuant to Section 4.2(f) hereof, or as may hereafter be delivered in connection with the Loans (the “Financial Statements”). Since the date of the last Financial Statement provided to Administrative Agent, no event has occurred which would have a Material Adverse Change on Borrower or any Subsidiary. The Financial Statements delivered to the Administrative Agent are true and correct in all material respects and fairly present, in conformity with GAAP (and as to unaudited financial statements, subject to normal quarter-end and year-end adjustments and the absence of footnote disclosures), in all material respects, the consolidated financial condition and consolidated results of operations of Borrower and its Subsidiaries at the time and for the periods stated therein;

(j) No default or event of default has occurred and is continuing under or with respect to any Material Agreement;

(k) No action, suit, litigation, or proceeding of or before any arbitrator or governmental or regulatory authority is pending or, to the Knowledge of Borrower threatened in writing, by or against Borrower, any Subsidiary or against any of their property or assets, which action, suit, litigation or proceeding could, individually or in the aggregate, be reasonably expected to result in liabilities for Borrower or its Subsidiaries (excluding insured amounts in respect of which coverage has not been disclaimed) in excess of Five Hundred Thousand Dollars ($500,000);

(l) To Borrower’s Knowledge, no facilities or properties leased or operated by Borrower contains any “hazardous materials” in amount or concentrations that could reasonably be expected to constitute a violation of any federal, state or local law, rule, regulation, order or permit (the “Environmental Laws”). Borrower has not received notice of any suspected or actual violations of any Environmental Laws and Borrower’s business has been operated in compliance in all material respects with all applicable Environmental Laws;

(m) Except as disclosed to Administrative Agent in accordance with Section 4.2(t), Borrower has no Subsidiaries other than those listed on the Perfection Certificate. Neither Borrower nor any Subsidiary has done business under any name other than that specified on the Perfection Certificate;

(n) To the best of Borrower’s Knowledge, as of the Closing Date and at all times throughout the term of this Agreement, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, its Subsidiaries, or any of their Affiliates constitute (or will constitute) property of, or are (or will be) beneficially owned, directly or indirectly, by any Blocked Person; (b) no Blocked Person has (or will have) any interest of any nature whatsoever in Borrower, in their Affiliates, with the result that the investment in the respective party (whether directly or indirectly), is prohibited by applicable law or the Loans are in violation of applicable law; and (c) none of the funds of Borrower, or of their Affiliates have been (or will be) derived from any unlawful activity with the result that the investment in the respective party (whether directly or indirectly), is prohibited by applicable law or the Loans are in violation of applicable law;

(o) To Borrower’s Knowledge, the Property of Borrower and the Collateral are insured with financially sound and reputable insurance companies in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower operates. The Perfection Certificate sets forth a description of all insurance policies maintained by or on behalf of the Borrower as of the Closing Date. Each insurance policy listed on the Perfection Certificate is in full force and effect as of the Closing Date and all premiums in respect thereof that are due and payable have been paid;

(p) To Borrower’s Knowledge, Borrower owns, or is licensed to use or is otherwise permitted to use, all Intellectual Property necessary for the conduct of its business as currently conducted or proposed to be conducted; provided that the foregoing representation is made only to the Borrower’s Knowledge as it concerns third party patent rights, trade secrets and trademarks. No material claim has been asserted in writing against Borrower or, to the Borrower’s Knowledge, against any other Person and, in each case, is pending by any other person or entity challenging the use, validity or effectiveness of any such Intellectual Property, nor does the Borrower have Knowledge of any basis for any such claim;

(q) Borrower and each Subsidiary has filed, or caused to be filed, all federal and state income tax returns and other material tax returns that are required to be filed and has paid, or caused to be paid, all taxes shown thereon to be due, together with applicable interest and penalties, and all other material taxes, fees or other charges imposed on it or any of its property by any governmental or regulatory authority, except (i) taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (ii) taxes, fees or other charges not exceeding $50,000 individually or in the aggregate. No tax Liens (other than Permitted Liens) have been filed, and, to the Knowledge of Borrower, no claim is being asserted, with respect to any such tax, fee or other charge. Neither Borrower nor any Subsidiary is a party to any tax sharing agreement;

(r) This Agreement creates in favor of Administrative Agent, for the benefit of the Lenders, a legal, valid and continuing and enforceable security interest in the Collateral, the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity. To the Knowledge of Borrower, upon Administrative Agent filing UCC-1 financing statements with the central filing location in the state of Borrower’s formation or incorporation and/or the State of Borrower’s chief executive office and/or the obtaining of “control” (as defined under the UCC) through an Account Control Agreement or otherwise and/or the filing of the IP Security Agreement with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, Administrative Agent, for the benefit of the Lenders, will have a perfected first priority Lien on and security interest in the Collateral which can be perfected by such filings and Account Control Agreements, subject only to Permitted Liens that have priority by operation of law;

(s) Borrower and its Subsidiaries (taken as a whole on a consolidated basis) are, and after giving effect to the incurrence of the debt evidenced by this Agreement and all obligations hereunder will be, Solvent;

(t) (i) The Perfection Certificate lists all of Borrower’s and each Subsidiary’s Intellectual Property, including patents and pending applications, registered trademarks and pending applications, registered domain names, registered copyrights and pending applications and material Intellectual Property licenses owned by Borrower and each Subsidiary; (ii) all of Borrower’s and each Subsidiary’s Intellectual Property is valid, subsisting, unexpired and enforceable and has not been abandoned; (iii) except as described on the Perfection Certificate, Borrower and each Subsidiary is the exclusive owner of all right, title and interest in and to, or has the right to use, all of such Borrower’s or Subsidiary’s Intellectual Property in connection with the operation of Borrower’s and each Subsidiary’s business; (iv) consummation and performance of this Agreement will not result in the invalidity, unenforceability or impairment of any of Borrower’s or any Subsidiary’s Intellectual Property, or in default or termination of any material Intellectual Property license of Borrower or any Subsidiary; (v) except as described on the Perfection Certificate, there are no outstanding holdings, decisions, consents, settlements, decrees, orders, injunctions, rulings or judgments that would limit, cancel or question the validity or enforceability of any of Borrower’s or any Subsidiary’s Intellectual Property or Borrower’s or such Subsidiary’s rights therein or use thereof; (vi) to Borrower’s Knowledge, except as described on the Perfection Certificate, the operation of Borrower’s and each Subsidiary’s business and Borrower’s or such Subsidiary’s use of Intellectual Property in connection therewith, does not infringe or misappropriate the intellectual property rights of any other person or entity; (vii) except as described in the Perfection Certificate, no action or proceeding is pending or, to Borrower’s Knowledge, threatened in writing (1) seeking to limit, cancel or question the validity of any of Borrower’s or any Subsidiary’s Intellectual Property, (2) which, if adversely determined, could be reasonably expected to cause a Material Adverse Change on the value of any such Intellectual Property or (3) alleging that any such Intellectual Property, or Borrower’s or such Subsidiary’s use thereof in the operation of its business, infringes or misappropriates the intellectual property rights of any person or entity and (viii) to Borrower’s Knowledge, there has been no Material Adverse Change on Borrower’s or any Subsidiary’s rights in its material trade secrets as a result of any unauthorized use, disclosure or appropriation by or to any person, including Borrower’s and each Subsidiary’s current and former employees, contractors and agents;

(u) Borrower has disclosed on the Perfection Certificate (taking into account any updates required by Section 4.2(f)(ii)) all Material Agreements as of the date of such Perfection Certificate. No statement or information contained in this Agreement or any document or certificate executed or delivered, or hereafter delivered, in connection with this Agreement or the Loans contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made (it being understood that projections and forecasts provided by Borrower have been prepared in good faith using assumptions believed to be reasonable at the time such information was delivered and are not to be viewed as facts, and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results);

(v) Borrower and each Subsidiary is in compliance, in all material respects, with all applicable Healthcare Laws and is not in material violation of any order of any Governmental Authority or other board or tribunal regulating, enforcing or overseeing compliance with Healthcare Laws. During the past five (5) years, neither the Borrower nor any Subsidiary has received a subpoena or other written notice that it is currently or will in the future be subject to any investigation by any Governmental Authority with respect to any Healthcare Law, nor, to the Knowledge of Borrower, is any investigation threatened in writing. Borrower has established a compliance plan, the purpose of which is to assure that Borrower is in compliance in all material respects with applicable Healthcare Laws. Borrower and each Subsidiary have received and maintain accreditation in good standing and without limitation or impairment by all applicable accrediting organizations, to the extent required by applicable Healthcare Laws or any third-party payor programs. During the past five (5) years, Borrower has not (a) reported any material “breach” of “unsecured protected health information” (as such terms are defined in HIPAA) to the Office for Civil Rights of the Department of Health and Human Services or any state agency, or (b) experienced any material data security incidents or breaches compromising unencrypted individually identifiable information or Borrower or Subsidiary IT systems. During the past five (5) years, no event has occurred that required Borrower or any Subsidiary thereof to provide notification to any Governmental Authority under any federal or state privacy and/or breach notification laws (including, where applicable, Healthcare Laws); and

(w) A complete and accurate list of the material Products has been delivered to Administrative Agent prior to the Closing Date (as updated from time to time by delivery of any updated material Product updates with a Compliance Certificate). Borrower and each of its Subsidiaries hold all necessary and material Governmental Approvals, and all such Governmental Approvals are in full force and effect. There are no proceedings in progress, pending or, to Borrower’s Knowledge, threatened in writing, that may result in revocation, cancellation, suspension, rescission or any materially adverse modification of any material Governmental Approval nor, to Borrower’s Knowledge, after due inquiry, are there any material facts upon which proceedings could reasonably be based. Without limitation of the foregoing:

(i) With respect to any Product being tested or manufactured, Borrower and each of its Subsidiaries has received and such Product is the subject of, all material Governmental Approvals needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of Borrower or any of its Subsidiaries, and during the past five (5) years, neither Borrower nor any of its Subsidiaries has received any written notice from any applicable Governmental Authority that such Governmental Authority is conducting an investigation or review of Borrower’s or any of its Subsidiaries’ manufacturing facilities and processes for such Product where such investigations or reviews have identified any material deficiencies or violations of any Requirement of Law or the terms of any Governmental Approvals related to the manufacture of such Product;

(ii) With respect to any Product marketed or sold by Borrower or any of its Subsidiaries, Borrower or such Subsidiary, as applicable, has received, and such Product is the subject of, all Governmental Approvals needed in connection with the marketing and sales of such Product as currently being marketed or sold, and during the past five (5) years, neither Borrower nor any of its Subsidiaries has received any written notice from any applicable Governmental Authority, that such Governmental Authority is conducting an investigation or review of any such Governmental Approval or that any such Governmental Approval has been revoked or withdrawn, nor has any such Governmental Authority issued any order stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace;

(iii) During the past five (5) years, there have been no adverse clinical test results in connection with a Product which have or could reasonably be expected to cause a Material Adverse Change; and

(iv) During the past five (5) years, there have been no material Product recalls or voluntary Product withdrawals from any market.

4.2 Affirmative Covenants of Borrower. Borrower shall, and shall cause each of its Subsidiaries to, do all of the following, so long as any of the Loan Documents (other than the Warrant) remain outstanding:

(a) maintain its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to cause a Material Adverse Change;

(b) maintain in force all licenses, approvals, agreements and Governmental Approvals, the loss of which could reasonably be expected to cause a Material Adverse Change;

(c) comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to cause a Material Adverse Change;

(d) if required by applicable law, pay and discharge or cause to be paid and discharged, all material sales, use, rental and personal property or similar taxes and fees (excluding any taxes on any Lender’s net income) which arise and are due prior to each Advance in connection with the Collateral;

(e) assist Administrative Agent in obtaining and filing UCC-1 financing statements against the Collateral and Account Control Agreements to the extent that Administrative Agent deems such action reasonably necessary or desirable;

(f) deliver the following to Administrative Agent:

(i) as soon as available, but no later than thirty (30) days after the last day of each month:

(A) unaudited financial statements pertaining to the results of operations for the month then ended covering the consolidated operations of Borrower and its Subsidiaries for such month and certified as true and correct in all material respects by a Responsible Officer of Borrower, consisting of a consolidated (and, upon Administrative Agent’s request, consolidating) balance sheet, income statement and cash flow statement, prepared in accordance with GAAP (subject to normal quarter-end (with respect to any month not constituting the end of a fiscal quarter) and year-end adjustments and the absence of footnote disclosures) applied on a consistent basis;

(B) [reserved];

(C) together with the monthly financial reports, reports as to accounts receivable aging and accounts payable aging, in a form consistent with the accounts receivable aging and accounts payable aging provided by Borrower to Administrative Agent prior to the Closing Date or such other form reasonably acceptable to Administrative Agent;

(D) copies of Borrower’s and each of its Subsidiaries’ bank statements on all Deposit Accounts and Securities Accounts;

(E) copies of any material Governmental Approvals obtained by Borrower or any of its Subsidiaries that have not previously been delivered to Administrative Agent;

(F) written notice of the commencement of, and any material development in, the proceedings contemplated by Section 4.2(i) hereof;

(G) a duly completed Compliance Certificate signed by a Responsible Officer of Borrower, certifying that at all times during such month Borrower was in full compliance with all of the terms and conditions of this Agreement;

(H) any material updates to any litigation or governmental proceedings required to be notified by Borrower in accordance with Section 4.2(i)(B); and

(I) written notice of all returns, recoveries, disputes and claims regarding Inventory that involve more than Two Hundred Fifty Thousand Dollars ($250,000) individually or in the aggregate in any calendar year;

(ii) within forty-five (45) days after the last day of each fiscal quarter, (A) an updated Perfection Certificate to reflect any amendments, modifications and updates to certain information in the Perfection Certificate after the Closing Date (without giving retroactive effect thereto) to the extent such amendments, modifications and updates are permitted by one or more specific provisions in this Agreement and (B) primary key performance indicators as required by Borrower’s board of directors in a form consistent with the key performance indicators provided by Borrower to Administrative Agent prior to the Closing Date or such other form reasonably acceptable to Administrative Agent;

(iii) unless otherwise provided pursuant to Section 4.2(h), within one hundred eighty (180) days following the end of each fiscal year, a copy of Borrower’s annual, audited financial statements consisting of a consolidated (and, upon Administrative Agent’s request, consolidating) balance sheet, income statement and cash flow statement prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year and presenting fairly Borrower’s financial condition as at the end of that fiscal year and the results of its operations for the twelve (12) month period then ended and certified as true and correct in all material respects by Borrower’s chief financial officer, together with an unqualified (other than a “going concern” qualification for the impending maturity of the Obligations) opinion on the financial statements from any of Borrower’s auditors on the Closing Date or any other accounting firm of nationally recognized standing;

(iv) [reserved];

(v) within thirty (30) days of the effective date or filing date thereof, a copy of any amendment to Borrower’s Operating Documents;

(vi) to the extent requested by Administrative Agent, have Borrower’s chief financial officer (or in the event of any vacancy thereof, a Responsible Officer reasonably acceptable to Administrative Agent) participate in quarterly management update calls with Administrative Agent to discuss such information about the operations and financial condition of the business of the Borrower as Administrative Agent shall reasonably inquire into, at such times reasonably scheduled by mutual agreement of Borrower and Administrative Agent;

(vii) within ten (10) days of any meetings for which minutes are recorded of the board of directors or, upon Administrative Agent’s request therefor, of the audit committee of the board of directors, copies of all material notices, minutes, consents and other materials that Borrower provides to its directors (or committee or subcommittee members) in connection with meetings of the board of directors (and/or of any committee or subcommittee of the board of directors), and promptly (and, in any event, within ten (10) days) after each such meeting, minutes of such meeting, provided that in all cases Borrower may exclude (x) confidential compensation information, (y) information that is subject to attorney/client privilege, and (z) materials that are reasonably related to Borrower’s strategy, negotiation position or other matters materially relating to this Agreement or any other Loan Documents or any permitted refinancings thereof; and

(viii) deliver such other financial information as Administrative Agent shall reasonably request from time-to-time.

Notwithstanding anything to the contrary in this Section 4.2(f), documents, notices and information required to be delivered pursuant to this Section 4.2(f) may be delivered electronically and shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website; or (ii) on which such documents are posted on the Borrower’s behalf on the SEC website (including the EDGAR website).

(g) deliver to Administrative Agent within ten (10) days after approval by the Borrower’s board of directors, and in any event no later than seventy-five (75) days after the end of each fiscal year of Borrower, annual operating budgets and financial projections approved by the Borrower’s board of directors, in a form consistent with the budgets and financial projections provided by Borrower to Administrative Agent prior to the Closing Date or such other form reasonably acceptable to Administrative Agent;

(h) deliver to Administrative Agent, promptly as they are available and in any event: (i) at the time of filing of Borrower’s Form 10-K with the SEC after the end of each fiscal year of Borrower, the financial statements of Borrower filed with such Form 10-K; (ii) at the time of filing of Borrower’s Form 10-Q with the SEC after the end of each of the first three fiscal quarters of Borrower, the consolidated financial statements of Borrower filed with such Form 10-Q; and (iii) at the time of filing of each Current Report on Form 8-K with the SEC, a copy of such Form 8-K; provided that to the extent the foregoing documents are included in materials otherwise filed with the SEC, such documents shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website or on the website of the SEC (including EDGAR);

(i) deliver to Administrative Agent (A) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders and (B) as soon as possible, written notice of any litigation or governmental proceedings pending or threatened (in writing) against Borrower or any of its Subsidiaries, which could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries in excess of Two Hundred Fifty Thousand Dollars ($250,000);

(j) deliver the following to Administrative Agent: (i) as of the date of each Compliance Certificate, a list of all Intellectual Property owned by or licensed to Borrower since the date of the last Compliance Certificate in such form as reasonably required by Administrative Agent; (ii) promptly after the same are sent by Borrower, copies of any statements, reports, or correspondence required to be delivered to any other Lender; (iii) promptly upon receipt of the same, copies of all notices, requests and other documents received by any other party pursuant to a Material Agreement regarding or relating to any breach or default alleged by or against any party thereto or any other event that could materially impair the value of the interests or rights of Administrative Agent or any Lender or could otherwise be reasonably expected to cause a Material Adverse Change; and (iv) such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower as Administrative Agent may from time to time reasonably request;

(k) make due and timely payment or deposit of all federal, state, and material local taxes, assessments, or contributions required of it by law or imposed upon any Property belonging to it, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Administrative Agent with proof reasonably satisfactory to Administrative Agent indicating that Borrower and each Subsidiary has made such payments or deposits; provided that Borrower need not make any payment or deposit if the amount or validity of such payment or deposit is contested in good faith by appropriate proceedings which suspend the collection thereof (provided that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any material item of Collateral or Collateral which in the aggregate is material to Borrower and that Borrower has adequately bonded such amounts or reserves sufficient to discharge such amounts have been provided on the books of Borrower); provided further that Borrower shall not change its respective jurisdiction of residence for taxation purposes, without the prior written consent of Administrative Agent;

(l) make or cause to be made all filings in respect of, and pay or cause to be paid when due, all taxes, assessments, fines, fees and other liabilities (including all taxes and other claims in respect of the Collateral) unless being contested in good faith and for which Borrower maintains adequate reserves;

(m) perform, in all material respects, all of Borrower’s and each Subsidiary’s obligations imposed by applicable law, rule or regulation with respect to the Collateral;

(n) as soon as possible, and in any event within five (5) Business Days after Borrower having obtained Knowledge of the occurrence of any Event of Default or Potential Event of Default, provide a written notice setting forth the details of such Event of Default or Potential Event of Default and the action, if any is permitted, which is proposed to be taken by Borrower with respect thereto;

(o) as soon as possible, and in any event, no later than five (5) Business Days after receipt, provide Administrative Agent with a copy of any notice of default, notice of termination or similar notice pertaining to a lease of real property where any Collateral is located;

(p) from time to time execute and deliver such further documents and do such further acts and things as Administrative Agent may reasonably request in order to fully effect the purposes of this Agreement and to protect Administrative Agent’s security interest in the Collateral, and Borrower hereby authorizes Administrative Agent to execute and deliver on behalf of Borrower and to file such financing statements (including an indication that the financing statement covers “all assets or all personal property” of Borrower in accordance with Section 9-504 of the UCC), collateral assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in Administrative Agent’s name or in the name of Administrative Agent as agent and attorney-in-fact for Borrower;

(q) keep Borrower’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in Borrower’s and its Subsidiaries’ industry and location and as Administrative Agent may reasonably request (it being understood that the scope of the Borrower’s and its Subsidiaries’ insurance coverage in place on the Closing Date shall be deemed reasonably satisfactory to the Administrative Agent), including, but not limited to, D&O insurance reasonably satisfactory to Administrative Agent. Insurance policies of Borrower and its Subsidiaries shall be in a form, with companies, and in amounts that are reasonably satisfactory to Administrative Agent (it being understood that the insurance policies in place on the Closing Date are reasonably satisfactory to the Administrative Agent as of the Closing Date). All property policies of Borrower shall have a lender’s loss payable endorsement showing Administrative Agent as lender loss payee and waive subrogation against Administrative Agent, and all liability policies shall show, or have endorsements showing Administrative Agent, as additional insured. Administrative Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such property or liability insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Administrative Agent, that it will give Administrative Agent thirty (30) days prior written notice before any such property or general liability policy or policies shall be materially altered or canceled (other than cancellation for non-payment of premiums, for which ten (10) days’ prior written notice shall be required). At Administrative Agent’s request, Borrower shall deliver true and accurate copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Administrative Agent’s option, be payable to Administrative Agent, on account of the Obligations. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower shall have the option of, within one hundred and eighty (180) days of receipt thereof, applying the proceeds of any casualty policy up to Two Hundred and Fifty Thousand Dollars ($250,000) in the aggregate per fiscal year, toward the prompt replacement or repair of destroyed or damaged property. If Borrower or any of its Subsidiaries fails to obtain insurance as required under this Section 4.2(q) or to pay any amount or furnish any required proof of payment to third persons, Administrative Agent may make (but has no obligation to do so), at Borrower’s expense, all or part of such payment or obtain such insurance policies required in this Section 4.2(q), and take any action under the policies Administrative Agent deems prudent;

(r) during all times any of the Obligations remain outstanding (other than inchoate indemnification Obligations for which no claim has been made, or any other Obligations that, by their express terms, survive termination of this Agreement), (i) preserve, renew and maintain in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the Ordinary Course of Business; (ii) perform and observe all the terms and provisions of any material contract, instrument, or indenture to be performed or observed by it, maintain each such contract, instrument, or indenture in full force and effect, and enforce such rights under any material contract, instrument, or indenture, unless the failure to do so could not be reasonably expected to cause a Material Adverse Change; (iii) keep proper books and records and accounts in which full, true and correct entries in conformity with GAAP and all requirements of any governmental or regulatory authorities shall be made of all dealings and transactions and assets in relation to its business and activities; and (iv) without duplication of the Administrative Agent’s rights pursuant to Section 3.5, permit Administrative Agent to visit and inspect any of its and its Subsidiaries’ assets and properties and examine and make abstracts from any of its and its Subsidiaries’ books and records at any time with or without prior written notice and as often as may be reasonably desired at any time during an Event of Default or upon prior written notice at reasonable times when no Event of Default is continuing up to two (2) times per year, and to discuss its business operations, properties and financial and other conditions with its officers and employees and accountants;

(s) make available to the Administrative Agent, without expense to the Administrative Agent, Borrower and each of Borrower’s Responsible Officers and, upon reasonable request, Borrower’s other officers, employees and agents and Borrower’s books, to the extent that the Administrative Agent may reasonably deem them necessary to prosecute or defend any third party suit or proceeding instituted by or against the Administrative Agent or any Lender with respect to any Collateral or relating to Borrower, and notwithstanding anything to the contrary in this Agreement, Borrower will not be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) is subject to attorney/client privilege or (ii) is reasonably related to Borrower’s strategy, negotiation position or other matters materially relating to this Agreement or any other Loan Documents or any permitted refinancings thereof;

(t) if, after the Closing Date, Borrower intends to form any direct or indirect Subsidiary, or acquire any direct or indirect Subsidiary, the Borrower shall (or shall cause such Subsidiary to): (i) ten (10) Business Days prior to such formation or acquisition, provide written notice to Administrative Agent of the formation of such Subsidiary, and, upon Administrative Agent’s request, copies of the Operating Documents of such Subsidiary, and (ii) promptly, and in any event within thirty (30) days (or such later date as Administrative Agent may agree in its sole discretion) of such formation, creation or acquisition of such Subsidiary: (A) take all such action as may be reasonably required by Administrative Agent to cause such new Subsidiary to either: (x) provide to Administrative Agent a joinder to this Agreement pursuant to which such Subsidiary becomes a Borrower hereunder, or (y) guarantee the Obligations of Borrower under the Loan Documents, (B) grant a security interest in and to the assets which constitute Collateral of such Subsidiary (substantially in accordance with this Agreement), in each case together with such Account Control Agreements and other documents, instruments and agreements reasonably requested by Administrative Agent in accordance with the terms of this Agreement, all in form and substance reasonably satisfactory to Administrative Agent (including being sufficient to grant Administrative Agent a first priority Lien, subject to Permitted Liens) and (C) to pledge all of the direct or beneficial Equity Securities in such Subsidiary (other than Excluded Property); provided, that, the actions set forth in the foregoing clauses (A), (B) and (C) shall not be required to the extent that Administrative Agent shall determine in its sole discretion that the cost or other consequences of taking such actions are excessive in relation to the benefit to the Administrative Agent and Lenders to be afforded thereby;

(u) use the proceeds of the Loan solely (i) to repay the Existing Innovatus Facility and (ii) as working capital and to fund its general corporate purposes;

(v) use Lumonic or any other reporting and administration platform designated by Administrative Agent and provide Administrative Agent with continuous online viewing access to the account balance and activity of each Deposit Account and Securities Account subject to an Account Control Agreement through such platform;

(w) Financial Covenants.

(i) Minimum Cash. At all times when Market Capitalization, as of the close of the most recent Trading Day, is less than Four Hundred Million Dollars ($400,000,000), Borrower shall maintain a minimum Liquidity in an amount not less than the then outstanding aggregate principal amount of the Loans; and

(ii) Notwithstanding anything to the contrary in this Agreement, with respect to any failure by Borrower to comply with Section 4.2(w)(i) (each, a “Liquidity Breach”):

(A) Borrower may deliver a written notice no later than ten (10) days after the date on which such Liquidity Breach first occurred, which notice shall (1) describe the Liquidity Breach and (2) indicate that Borrower has elected to cure such Liquidity Breach in accordance with this Section 4.2(w)(ii) (the “Cure Right”);

(B) Borrower shall provide evidence reasonably satisfactory to Administrative Agent that it has deposited additional unrestricted cash into Deposit Accounts subject to an Account Control Agreement in favor of Administrative Agent in an amount such that Liquidity is not less than the then outstanding aggregate principal amount of the Loans (such amount, the “Cure Amount”) no later than the sixtieth (60th) day following the date on which such Liquidity Breach first occurred (such day, the “Cure Date”); provided, that (x) except for purposes of Section 2.4(b), such Liquidity Breach shall not result in a Potential Event of Default or an Event of Default until after the Cure Date and then only to the extent not cured pursuant to this Section 4.2(w)(ii), (y) if at any time Liquidity is less than ninety percent (90%) of the then outstanding aggregate principal amount of the Loans, the Cure Right shall automatically and immediately terminate and such Liquidity Breach shall constitute an immediate and incurable Event of Default and (z) Borrower shall not exercise the Cure Right more than two (2) times during any trailing twelve (12) month period;

(C) Prior to the Cure Date, Borrower shall provide updates to Administrative Agent with respect to the anticipated deposit of additional unrestricted cash into such Deposit Accounts by Borrower. Prior to Borrower’s delivery to Administrative Agent of evidence of receipt of the Cure Amount on or prior to the Cure Date in accordance with this Section 4.2(w)(ii), but subject to clause (y) of the proviso set forth in Section 4.2(w)(ii)(B), no Event of Default shall be deemed to have occurred as a result of the failure to comply with Section 4.2(w)(i) for any purposes under this Agreement (other than for purposes of Section 2.4(b) hereof) and no Lender shall have any obligation to make any Advance. Upon Borrower’s delivery to Administrative Agent of evidence of the deposit of the Cure Amount, (i) Borrower shall be deemed to have cured the Liquidity Breach and (ii) no Event of Default shall be deemed to have occurred as a result of such Liquidity Breach at any time prior to the Cure Date;

(x) [reserved];

(y) promptly (and in any event within three (3) Business Days) after the receipt thereof notify Administrative Agent of:

(i) any written notice that the FDA or Governmental Authority is materially limiting, revising, suspending or revoking any Permit;

(ii) any written notice that Borrower or its Subsidiaries has become subject to any material Regulatory Action;

(iii) any written notice of the exclusion or debarment from any governmental healthcare program, or debarment or disqualification by the FDA or Governmental Authority of Borrower or its Subsidiaries;

(iv) any written notice that Borrower or any Subsidiary is the subject of any allegation of potential or actual violations of any Healthcare Laws that are then-applicable to Borrower which would reasonably be expected to cause a Material Adverse Change;

(v) any written notice that any Product has been seized, withdrawn, recalled, detained, or is subject to a suspension of manufacturing, any written notice of any pending or threatened, or the commencement of, material proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention, refusal or seizure of, any Product which would reasonably be expected to cause a Material Adverse Change;

(vi) any written notice notifying Borrower of material non-compliance with any requirements under the FD&C Act, including but not limited to issuance of an FDA Form-483, untitled letter, or warning letter, which would reasonably be expected to cause a Material Adverse Change;

(vii) any material correspondence, reports, documents and other filings from any Governmental Authority that would otherwise reasonably be expected to have a material adverse effect on any Governmental Approvals required for the manufacturing, marketing, testing or sale of Products or which would reasonably be expected to cause a Material Adverse Change; and

(z) Post-Closing Matters. (A) To the extent not previously delivered, no later than two (2) Business Days after the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall deliver to the Administrative Agent fully executed Account Control Agreements, in form and substance reasonably acceptable to the Administrative Agent, in respect of each Deposit Account and Securities Account of the Borrower (other than Excluded Accounts) disclosed on the Perfection Certificate as of the Closing Date, (B) to the extent not previously delivered, as soon as reasonably practicable, but in no event later than thirty (30) days after the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall deliver to the Administrative Agent a landlord waiver in the form and substance reasonably acceptable to Administrative Agent for the Redwood City Facility, and (C) to the extent not previously delivered, as soon as reasonably practicable, but in no event later than one hundred twenty (120) days after the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall deliver to the Administrative Agent a landlord waiver in the form and substance reasonably acceptable to Administrative Agent for the Huntwood Facility.

4.3 Negative Covenants of Borrower. Borrower shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of Administrative Agent, which may be conditioned or withheld in its sole discretion:

(a) change its legal name, jurisdiction of incorporation, chief executive office, or principal place of business without ten (10) days’ prior written notice (or such shorter period as agreed to in writing by the Administrative Agent in its sole discretion) to Administrative Agent;

(b) (i) create, incur, assume, or permit to exist any Lien or security interest on any Property or Collateral now or hereafter acquired by Borrower or any Subsidiary or on any income or rights in respect of any thereof, (including sale of any Accounts) except Liens and security interests created pursuant to this Agreement or Permitted Liens or (ii) enter into any agreement with any Person other than Administrative Agent not to grant a security interest in or otherwise encumber, any of its Property, or permit any Subsidiary to do so, except for (A) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby and subject to the limits permitted in this Agreement), (B) customary restrictions on the assignment of leases, licenses and other agreements or (C) customary restrictions in agreements providing for co-development with one or more Persons of certain equipment entered into in the Ordinary Course of Business on commercially reasonable terms in an arm’s length transaction pursuant to which Borrower jointly develops and jointly owns Intellectual Property arising from such joint development activities, as long as Borrower retains an equal undivided interest in, and right to practice under, such arising Intellectual Property, without any restriction that is material to the conduct of Borrower’s business;

(c) (i) merge into or consolidate with any other entity, or permit any other entity to merge or consolidate with Borrower or any Subsidiary; provided that a Person may merge into Borrower to the extent expressly permitted pursuant to clause (i) of the definition of “Change of Control”, (ii) liquidate or dissolve (other than the liquidation or dissolution of the Indian Subsidiary), (iii) acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person other than pursuant to clause (i) of the definition of “Permitted Investment” or (iv) engage in any business other than the business of the type conducted by Borrower on the date hereof, including the commercialization of the ECO Synthesis platform within the life sciences industry, and any business reasonably related, incidental or ancillary thereto;

(d) Transfer any of its Property, whether now owned or hereafter acquired except: (i) dispositions of worn-out, obsolete or surplus equipment in the Ordinary Course of Business that is, in the reasonable judgment of Borrower or Subsidiary as applicable, no longer economically practicable to maintain or useful; (ii) the sale of inventory by a Borrower or its Subsidiaries in the Ordinary Course of Business; (iii) Transfers in connection with Permitted Liens, Permitted Investments and Permitted Licenses; (iv) the use or transfer of cash or Cash Equivalents in the Ordinary Course of Business in a manner not prohibited by this Agreement or the other Loan Documents; (v) Transfers to a Borrower or to a Subsidiary that has guaranteed the Obligations; (vi) any abandonment, cancellation, non-renewal or discontinuance of use or maintenance of Intellectual Property (or rights relating thereto) of Borrower or any Subsidiary thereof registered or registrable in any jurisdiction that Borrower reasonably determines in good faith is no longer economically practicable or commercially desirable to maintain or useful in the conduct of its business and not adverse to the interests of the Administrative Agent or Lenders; (vii) Transfers of Intellectual Property in lieu of out-licensing related to the Deprioritized Life Science Enzymes; (viii) other Transfers of assets (other than Intellectual Property) having a fair market value of not more than Five Hundred Thousand Dollars ($500,000) per fiscal year; (ix) any involuntary loss, damage or destruction of property; (x) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise; and (xi) the making of any payments expressly permitted by Section 4.3(g);

(e) amend, supplement or otherwise modify (pursuant to waiver or otherwise) its Operating Documents or any material contract, instrument, or indenture, in any respect that would adversely impact Administrative Agent’s or Lenders’ rights hereunder or result in a Material Adverse Change;

(f) move any Collateral (other than, for the avoidance of doubt, Collateral that is intangible) from the Permitted Locations except in compliance with Section 3.3 above;

(g) (i) pay any dividends or make any distributions on or in respect of its Equity Securities; (ii) purchase, redeem, retire, defease or otherwise acquire, for value any of its Equity Securities (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year, so long as no Event of Default exists or would result therefrom); (iii) return any capital to any holder of its Equity Securities as such; (iv) make any distribution of Property, Equity Securities, obligations or securities to any holder of its Equity Securities; or (v) set apart any sum for any such purpose; provided, however, that Borrower may (A) convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor; (B) issue common stock upon the exercise of any warrant (including each Warrant);

(C) pay dividends solely in the form of common stock or effect any stock split, reverse stock split or reclassification of its Equity Securities; (D) pay cash in lieu of fractional shares upon exercise or conversion of any option, warrant or other security convertible into or exercisable or exchangeable for capital stock in an aggregate amount not to exceed Fifty Thousand Dollars ($50,000) in any fiscal year; (E) permit any Subsidiary to pay dividends or make distributions to Borrower or to any Subsidiary that has guaranteed the Obligations, including the distribution of assets by the Indian Subsidiary to Borrower in connection with its liquidation or dissolution; and (F) issue rights pursuant to any stockholder rights plan and redeem such rights for nominal consideration;

(h) permit any Key Person to cease to be actively engaged in the management of Borrower unless written notice thereof is provided to Administrative Agent within ten (10) days;

(i) enter into any contractual obligation with any Affiliate or engage in any other transaction with any Affiliate (i) except upon terms at least as favorable to Borrower as an arms-length transaction with Persons who are not Affiliates of Borrower, (ii) sales of equity securities to Borrower’s existing investors in bona fide equity financings so long as a Change of Control does not occur, provided that any such equity financing is unsecured, (iii) transactions permitted by Section 4.3(g), and (iv) commercially reasonable and customary compensation including bonus arrangements and other customary benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements with Borrower’s employees, officers, directors and managers approved by Borrower’s board of directors in the Ordinary Course of Business;

(j) (i) prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Debt for borrowed money (other than (x) amounts due or permitted to be prepaid under this Agreement, and (y) so long as no Event of Default shall have occurred and is continuing or would result therefrom, prepayments and repayments of Debt in respect of credit card obligations permitted by this Agreement or as otherwise agreed in writing by Administrative Agent, including pursuant to the terms of an applicable subordination agreement or intercreditor agreement), or (ii) amend, modify or otherwise change the terms of any Debt for borrowed money or lease obligations so as to accelerate the scheduled repayment thereof or (iii) repay any notes to officers, directors or shareholders, provided that Borrower may convert any such notes into Borrower’s Equity Securities or repay or otherwise satisfy such notes by the issuance of Borrower’s Equity Securities;

(k) create, incur, assume or permit to exist any Debt except Permitted Debt; provided however, notwithstanding any Debt that is permitted under the definition of Permitted Debt, Borrower shall not create, incur, assume or permit to exist any Debt involving the sale or financing of its accounts receivables or any Debt secured or supported by its accounts receivables without the prior written consent of Administrative Agent;

(l) make, or permit any Subsidiary to make, any Investment except for Permitted Investments;

(m) (i) become an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; (ii) become subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money; (iii) fail to meet the minimum funding requirements of the Employee Retirement Income Security Act of 1974, and its regulations, as amended from time to time (“ERISA”), permit, or permit any Subsidiary to permit, a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; or (iv) fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Change;

(n) (x) directly or indirectly, enter into any documents, instruments, agreements or contracts with any Blocked Person or (y) directly or indirectly, (A) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (B) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law or (C) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law. Each Lender hereby notifies Borrower that pursuant to the requirements of Anti-Terrorism Laws and such Lender’s policies and practices, such Lender is required to obtain, verify and record certain information and documentation that identifies Borrower and its principals, which information includes the name and address of Borrower and its principals and such other information that will allow each Lender to identify such party in accordance with Anti-Terrorism Laws. Borrower shall immediately notify Administrative Agent if Borrower has Knowledge that Borrower or any Subsidiary is listed on the OFAC Lists or (i) is convicted on, (ii) pleads nolo contendere to, (iii) is indicted on or (iv) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering;

(o) (i) maintain any Deposit Account or Securities Account of Borrower or any Subsidiary that has guaranteed the Obligations (other than Excluded Accounts) except accounts with respect to which Administrative Agent is able to take such actions as Administrative Agent deems necessary to obtain a perfected security interest in such accounts through one or more Account Control Agreements or other agreements giving Administrative Agent “control” as defined under the UCC or (ii) grant or allow any other Person (other than Administrative Agent or a Lender) to perfect a security interest in, or enter into any agreements with any Persons (other than Administrative Agent or a Lender) accomplishing perfection via control as to, any of its Deposit Accounts or Securities Accounts (other than as permitted pursuant to clause (k) of the definition of “Permitted Liens”); or

(p) notwithstanding anything to the contrary set forth herein, permit the Indian Subsidiary to engage in any business or activity (other than activities incidental to its liquidation or dissolution), hold any assets, make any Investments or incur any Debt or other liabilities (other than Debt or other liabilities incurred to the extent necessary to effect such dissolution or liquidation).

ARTICLE 5

AGENT

5.1 Appointment.

(a) Each Lender hereby irrevocably designates and appoints Trinity Capital Inc., or its successor or assignee, as Administrative Agent under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents (including without limitation any subordination and intercreditor agreements (or similar agreements)) and to exercise such rights, powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents (including without limitation any subordination and intercreditor agreements (or similar agreements)), together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

(b) Each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Borrower to secure any of the Obligations and to take all other actions, exercise all powers and perform such duties as are delegated to Administrative Agent under the Loan Documents, together with such powers and discretion as are reasonably incidental thereto. In furtherance thereof, the Administrative Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 5.2 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under this Agreement or any other Loan Document, or for exercising any rights and remedies thereunder (at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article 5, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents as if set forth in full herein with respect thereto.

5.2 Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through its agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The exculpatory and indemnification provisions of this Article 5 shall apply to attorney-in-fact and shall apply to their respective activities in connection with the syndication of the Loans as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

5.3 Exculpatory Provisions. Neither Administrative Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents, advisors or attorneys-in-fact shall be (i) liable to the Lenders for any action taken or omitted to be taken, (including the making of (or omitting to make) any determination, calculations, selection, request or providing any approval or consent or entering into any amendments, modifications or supplements) by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable judgment of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct; provided, that no action taken or not taken in accordance with the directions of the Required Lenders or such other percentage of Lenders as shall be necessary hereunder, as applicable, shall be deemed to constitute gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for (A) any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, instrument, statement or other document referred to or provided for in, or received by the Administrative Agent or Lenders under or in connection with, this Agreement or any other Loan Document or the transactions contemplated herein or therein, (B) the value, validity, effectiveness, genuineness, enforceability, execution, collectability or sufficiency of this Agreement or any other Loan Document or for any failure of any Borrower a party thereto to perform its obligations hereunder or thereunder, (C) the financial condition or business affairs of Borrower or any other Person liable for the payment of any Obligations or (D) the attachment, creation and/or perfection of the Liens granted or purported to be granted in the Collateral pursuant to this Agreement or the continuation and/or amendment of any financing statements filed to perfect the Liens in the applicable Collateral (other than to the extent expressly directed by the Required Lenders). The Administrative Agent shall not be under any obligation to any Lender (i) to ascertain or to inquire as to the observance or performance of any of the agreements, terms, covenants or provisions contained in, or conditions of, this Agreement or any other Loan Document, (ii) to inspect the properties, books or records of any Borrower, (iii) to ascertain or to inquire as to the use of the proceeds of the Loans, (iv) to ascertain or to inquire as to the existence or possible existence of any Event of Default, (v) to ascertain or to inquire as to any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (vi) to ascertain or to inquire as to the contents of any certificate, report or other document delivered hereunder or under any Loan Documents or in connection herewith or therewith, (vii) to ascertain or to inquire as to the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by this Agreement, (viii) to ascertain or to inquire as to the value or the sufficiency of any Collateral, or (ix) to ascertain or to inquire as to the satisfaction of any condition set forth in Article 2 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (x) to make any disclosures with respect to the foregoing or otherwise relating to any Borrower unless expressly required herein. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability to the Lenders arising from confirmations of the amount of outstanding Loans or the component amounts thereof. Additionally, the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Defaulting Lenders, Affiliates of a Lender (or otherwise determine whether a Person qualifies as a Defaulting Lender or Affiliate of a Lender). Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant qualifies as a Defaulting Lender or Affiliate of a Lender and, absent actual knowledge to the contrary (which may be by written notice), shall be permitted to treat each Lender, participant, prospective Lender or prospective participant as if it is not a Defaulting Lender or Affiliate of a Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Defaulting Lender or Affiliate of a Lender.

5.4 Reliance by the Administrative Agent. Administrative Agent shall be entitled to rely, and shall be fully protected in relying upon (and shall not be liable for so relying upon) any communication, request, instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or email message, internet or intranet website posting, statement, order or other document (or other writing) or conversation believed by it to be genuine and correct and to have been signed, sent or made (or authenticated) by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts and professional advisors selected by the Administrative Agent. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is reasonably satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may request instructions from the Required Lenders (or such number or percentage of the Lenders as shall be necessary under the circumstances as provided for herein or in the other Loan Documents) prior to taking any action or enter into any amendments, modifications or supplements, making any determination (including as to whether any agreement, document or instrument is in form and substance reasonably satisfactory to the Administrative Agent), making any calculation (which may be confirmed by the Required Lenders), sending any notice, making a selection or request (including failing to make a selection or request), exercising any voting rights or powers (including failing to exercise any voting rights or powers) or providing any consent or approval (including failing to provide any consent or approval) in connection with this Agreement or any of the other Loan Documents and may refrain (and shall incur no liability from so refraining) from taking or omitting to take any act or making any such determination, calculation, selection, request, exercising such voting rights or powers or providing such notice, approval or consent or entering into or any amendments, modifications or supplements until it receives such instruction (or calculation, as applicable) from the Required Lenders (or such number or percentage of the Lenders as shall be necessary under the circumstances as provided for herein or in the other Loan Documents), in each case as it reasonably deems appropriate (and until such instructions and indemnity, as applicable, are received, the Administrative Agent may (but shall not be obligated to) act, or refrain from acting, as it deems advisable in good faith in the interests of the Lenders). The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or such number or percentage of the Lenders as shall be necessary under the circumstances as provided for herein or in the other Loan Documents), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans. Notwithstanding any other provisions set forth in this Agreement or any other Loan Documents, the Administrative Agent shall not be required to take any action that is in its opinion contrary to applicable requirement of law (including, for the avoidance of doubt, any action that may be in violation of the automatic stay under the Bankruptcy Code (or any similar laws)) or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of the Bankruptcy Code (or any similar laws) or the terms of any of the Loan Documents or that would in its reasonable opinion subject it or any of its officers, employees or directors to personal liability. Each Lender, by delivering its signature page to this Agreement, an Assignment and Acceptance and/or funding its Loans, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by the Administrative Agent, Required Lenders or Lenders, as applicable on the Closing Date or as of the date of funding such Loan. On any applicable date of determination, upon request, the Administrative Agent shall be required to calculate whether a particular group of Lenders constitutes the Required Lenders. The Administrative Agent shall not be required to remit payments, the proceeds of Collateral or any other funds to the Lenders or any other Secured Parties herein except in accordance with the Loan Documents.

5.5 Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Event of Default or Event of Default unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Potential Event of Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Potential Event of Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or such number or percentage of the Lenders as shall be necessary under the circumstances as provided for herein or in the other Loan Documents); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Event of Default or Event of Default as it shall deem advisable in good faith in the interests of the Lenders.

5.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents, advisors or attorneys in fact have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Borrower or any affiliate of a Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its affiliates and made its own decision to make its Loans and other extensions of credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its affiliates. Except for notices, reports and other documents expressly required hereunder or otherwise requested by the Borrower in writing to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Borrower or any affiliate of Borrower that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys in fact or affiliates.

5.7 Indemnification. The Lenders agree to indemnify, hold harmless and defend the Administrative Agent and its Affiliates and their respective officers, directors, employees, agents, advisors and controlling persons (each, an “Agent Indemnitee”) (to the extent not timely reimbursed by Borrower and without limiting the obligation of Borrower to do so), ratably according to their respective Pro Rata Shares in effect on the date on which indemnification is sought under this Section 5.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Pro Rata Shares immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing including without limitation, exercising any of the Administrative Agent’s powers, rights, and remedies and performing their duties hereunder and thereunder (or omitting to do the same); provided that no Lender shall be liable to any Agent Indemnitee for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s bad faith, gross negligence or willful misconduct, provided, however, no action taken or not taken in accordance with the directions of the Administrative Agent, Required Lenders or such other percentage of Lenders as shall be necessary hereunder, as applicable, shall be deemed to constitute gross negligence or willful misconduct. The agreements in this Section 5.7 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

5.8 Administrative Agent in Its Individual Capacity. Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrower as though the Administrative Agent were not the Administrative Agent. With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

5.9 Successor Administrative Agent. Administrative Agent may resign as Administrative Agent (which shall include the Administrative Agent’s capacities as administrative agent and collateral agent) upon 30 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default with respect to the Borrower shall have occurred and be continuing) be subject to written approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the Resignation Effective Date), and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. Any successor Administrative Agent appointed pursuant to this Section 5.9 shall, upon its acceptance of such appointment, become the successor Administrative Agent for all purposes hereunder unless otherwise agreed. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s delivery of its notice of resignation, the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and with the written consent of the Borrower (such consent not to be unreasonably withheld or delayed or required if an Event of Default shall have occurred and be continuing) appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s notice of resignation (“Resignation Effective Date”), the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective in accordance with such notice, and (i) the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above, (ii) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (iii) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the successor Administrative Agent is appointed as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article 5 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent. Notwithstanding anything to the contrary, in no event shall a successor agent be a Defaulting Lender.

5.10 Authorization for Intercreditor Agreement and Subordination Agreement. The Lenders irrevocably authorize the Administrative Agent to enter into and perform its obligations under any subordination agreement, intercreditor agreement or other similar arrangement permitted under this Agreement and any amendments, restatements, supplements or other modifications thereto approved in accordance with the terms thereof (without limiting the provisions set forth in Section 5.4 hereof).

5.11 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower, the Administrative Agent (on behalf of the Lenders) (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) To file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(b) To file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder) allowed in such judicial proceeding;

(c) To collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(d) Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each applicable Lender to make such payments to the Administrative Agent, as applicable, and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and their respective agents and counsel, and any other amounts due to the Administrative Agent.

Each Lender further agrees that it shall not propose, vote in favor of, or otherwise support any plan of reorganization that is in contravention of any plan of reorganization that is proposed or supported by the Administrative Agent, and shall affirmatively vote to “reject” any plan of reorganization that is not affirmatively supported by the Administrative Agent.

5.12 Collateral Matters.

(a) Administrative Agent is hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time (but without any obligation) to take any action with respect to the Collateral and this Agreement or any other Loan Document that may be necessary to perfect and maintain perfected Liens upon the Collateral granted pursuant to this Agreement or any other Loan Document if required or expressly permitted under the terms of any of the other Loan Documents.

(b) Each of the Lenders hereby irrevocably authorizes and instructs the Administrative Agent to, and the Administrative Agent shall:

(i) Release (or confirm any release) any Lien granted to or held by the Administrative Agent upon any Collateral (A) upon the date on which all Obligations (other than (x) inchoate indemnification obligations for which no claim has been made or asserted, (y) obligations of Borrower under or in respect of the Warrant and (z) other Obligations that, by their express terms, survive termination of this Agreement) have been repaid in full, (B) constituting property sold or to be sold or otherwise disposed of as part of or in connection with any disposition permitted hereunder or under any other Loan Document or to which the Required Lenders have consented and, in the event the property so disposed constitutes all of the Equity Securities in any Subsidiary, together with the Collateral of such Subsidiary, (C) that does not constitute (or ceases to constitute) Collateral, (D) otherwise pursuant to and in accordance with the provisions of any applicable Loan Document or (E) subject to Section 5.11, if approved, authorized or ratified in writing by the Required Lenders, provided, however, that if any action is required by the Administrative Agent to so release such Lien, upon the request of the Administrative Agent, the Borrower shall have delivered to the Administrative Agent a certificate certifying to the permissibility of such release hereunder (and the Administrative Agent shall be permitted to rely upon such certificate without incurring any liability therefor);

(ii) Enter into any subordination agreement, intercreditor agreement and/or similar agreement contemplated hereunder, including with respect to Debt that is (i) required or permitted to be subordinated in right of payment hereunder and/or (ii) secured by Liens and required or permitted to be pari passu with or junior to the Liens securing the Obligations, and with respect to which Debt, a subordination agreement, intercreditor agreement or similar agreement is contemplated under this Agreement.

(c) Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender hereby agree that (i) no Lender (other than the Administrative Agent) shall have any right individually to realize upon any of the Collateral, (ii) no Lender shall have any right to enforce the Obligations, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent for the benefit of the Lenders in accordance with the terms hereof and thereof, and (iii) in the event of a foreclosure or similar enforcement action by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(A)(ii) or otherwise of the Bankruptcy Code), the Administrative Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(A)(ii) or otherwise of the Bankruptcy Code), may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of Lenders (but not any Lender or the Lenders in its or their respective individual capacities) shall be entitled, upon instructions from Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.

(d) Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by Borrower in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral, Liens therein or financing statements filed in connection therewith. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Borrower from its obligations under the Loan Documents or its Lien on any Collateral pursuant to this Section 5.12. In each case as specified in this Article 5, the Administrative Agent will (and each Lender hereby authorizes the Administrative Agent) to, at the Borrower’s expense, promptly execute and deliver to Borrower such documents, filings and recordings as Borrower may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under this Agreement or any other Loan Document or to subordinate its interest therein, in accordance with the terms of the Loan Documents and this Article 5. Additionally, upon the reasonable request of the Borrower, the Administrative Agent will return possessory Collateral held by it that is released from the security interests of the Loan Documents pursuant to this Article 5; provided that, in the event that any possessory collateral in the possession of the Administrative Agent gets lost or misplaced upon the reasonable request of the Borrower, the Administrative Agent shall provide a loss affidavit to the Borrower in the form customarily provided by the Administrative Agent in such circumstances.

ARTICLE 6

BORROWER’S INDEMNITY

6.1 Indemnity By Borrower. Borrower covenants and agrees, at its sole cost and expense and without limiting any other rights which Administrative Agent and Lenders have hereunder, to indemnify, protect and save Administrative Agent, each Lender, and each of their directors, officers, employees, consultants, agents, attorneys, or any other Person affiliated with or representing Administrative Agent or any Lender (each, an “Indemnified Person”) harmless against and from any and all claims, damages, losses, liabilities, obligations, demands, defenses, judgments and reasonable and documented out-of-pocket costs, disbursements or expenses of any kind or of any nature whatsoever which may be imposed upon, incurred by or asserted or awarded against Administrative Agent or a Lender and related to or arising from the following, unless such claim, loss or damage shall be based upon the gross negligence or willful misconduct of Administrative Agent or such Lender:

(a) the transactions contemplated by the Loan Documents (including reasonable and documented out-of-pocket attorneys’ fees and expenses);

(b) any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable and documented out-of-pocket expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by a Lender) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds;

(c) any breach by Borrower of the representations, warranties, covenants, or other obligations or agreements made by Borrower in this Agreement or in any agreement related hereto or thereto;

(d) the violation by Borrower of any state or federal law, rule or regulation;

(e) a material misrepresentation made by Borrower to Administrative Agent or a Lender; and

(f) any governmental fees, charges, taxes or penalties levied or imposed in respect of any Collateral;

provided, that this Section 6.1 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc., arising from any non-Tax claim.

6.2 Defense of Claims. Borrower agrees to pay all amounts due under this Article 6 promptly on notice thereof from Administrative Agent. To the extent that Borrower may make or provide, to Administrative Agent’s satisfaction, for payment of all amounts due under this Article 6, Borrower shall be subrogated to Administrative Agent’s rights with respect to such events or conditions. So long as no Event of Default has occurred and is continuing, Borrower may defend any claims with counsel of its own choosing reasonably acceptable to Administrative Agent, provided if the claim creates a significant exposure for the Lenders in Administrative Agent’s sole judgment, or attempts to establish a legal principle adverse to any Lender or Administrative Agent, Administrative Agent, on behalf of Lenders, shall select the defense counsel. Borrower may settle any claims against Administrative Agent or a Lender, provided such settlement includes a complete release of Administrative Agent and Lenders from any claims at no cost to Administrative Agent or Lenders.

6.3 Survival. All of the indemnities and agreements contained in this Article 6 shall survive and continue in full force and effect notwithstanding termination of this Agreement, the full payment of any Loans or Borrower’s performance of all Obligations.

ARTICLE 7

DEFAULT

7.1 Rights on Default. If an Event of Default occurs and is continuing, Administrative Agent, on behalf of Lenders, shall be entitled to:

(a) declare the unpaid balance of the Loans and this Agreement immediately due and payable, whether then due or thereafter arising;

(b) modify the terms and conditions upon which the Lenders may be willing to consider making Loans hereunder or immediately and automatically terminate any further obligations to make Loans under this Agreement;

(c) require Borrower to, and Borrower hereby agrees that it will at its expense and upon request of Administrative Agent, assemble the Collateral or any part thereof, as directed by Administrative Agent and make it available to Administrative Agent at a place and time to be designated by Administrative Agent, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent deems commercially reasonable;

(d) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Administrative Agent and its agents and any purchasers at or after foreclosure are hereby granted a non-exclusive, irrevocable, perpetual (for so long as such Event of Default is continuing), fully paid, royalty-free license or other right, solely pursuant to the provisions of this Section 7.1, to use, without charge, Borrower’s Intellectual Property, including labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any Property of a similar nature, now or at any time hereafter owned or acquired by Borrower or in which Borrower now or at any time hereafter has any rights; provided that such license shall only be exercisable in connection with the disposition of Collateral upon Administrative Agent’s exercise of its remedies hereunder;

(e) without notice except as specified below, sell, resell, assign and deliver or grant a license to use or otherwise dispose of the Collateral or any part thereof, in one or more parcels at public or private sale, at any place designated by Administrative Agent;

(f) occupy any premises owned or leased by Borrower where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to Borrower in respect of such occupation;

(g) commence and prosecute any bankruptcy, insolvency or other similar proceeding or consent to Borrower commencing any bankruptcy, insolvency or other similar proceeding;

(h) place a “hold” on any account maintained with Administrative Agent and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Account Control Agreement or similar agreements providing control of any Collateral;

(i) exercise any and all rights and remedies of Borrower under or in connection with the Collateral, or otherwise in respect of the Collateral, including without limitation, (A) any and all rights of Borrower to demand or otherwise require payment of any amount under, or performance of any provision of, the accounts receivables and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to any Deposit Accounts, (C) exercise all other rights and remedies with respect to the accounts receivables and the other Collateral, including without limitation, those set forth in Section 9-607 of the UCC and (D) exercise any and all voting, consensual and other rights with respect to any Collateral; and

(j) exercise all rights and remedies available to Administrative Agent and Lenders under the Loan Documents or at law or equity, including all remedies provided under the UCC (including disposal of the Collateral pursuant to the terms thereof).

(k) Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by applicable law, the Administrative Agent and Lenders may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, Borrower waives all claims, damages and demands it may acquire against the Administrative Agent and Lenders arising out of the exercise by it of any rights hereunder, except for claims based upon gross negligence or willful misconduct of the Administrative Agent or a Lender. Borrower hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. The Administrative Agent and Lenders shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action with regard thereto. The Administrative Agent and Lenders shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Administrative Agent and Lenders may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Administrative Agent and Lenders shall not be obligated to clean-up or otherwise prepare the Collateral for sale.

(l) all payments received by Borrower in respect of the Collateral shall be received in trust for the benefit of the Administrative Agent and Lenders, shall be segregated from other funds of Borrower and shall be forthwith paid over to the Administrative Agent, for the benefit of the Lenders, in the same form as so received (with any necessary endorsement);

(m) the Administrative Agent may, without notice to Borrower except as required by law and at any time or from time to time, charge, set off and otherwise apply all or part of the Obligations against any funds deposited with it or held by it;

(n) upon the written demand of the Administrative Agent, Borrower shall execute and deliver to the Administrative Agent a collateral assignment of any or all of Borrower’s Intellectual Property and such other documents and take such other actions as are necessary or appropriate to carry out the intent and purposes hereof;

(o) if Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Administrative Agent may do any or all of the following: (i) make payment of the same or any part thereof; or (ii) obtain and maintain insurance policies of the type discussed in Section 4.2(q) of this Agreement, and take any action with respect to such policies as Administrative Agent deems prudent. Any amounts paid or deposited by Administrative Agent shall constitute Administrative Agent’s Expenses, shall be immediately due and payable, shall bear interest at the Default Rate and shall be secured by the Collateral. Any payments made by Administrative Agent shall not constitute an agreement by Administrative Agent to make similar payments in the future or a waiver by Administrative Agent of any Event of Default under this Agreement. Borrower shall pay all reasonable and documented out-of-pocket fees and expenses, including Administrative Agent’s Expenses, incurred by Administrative Agent in the enforcement or attempt to enforce any of the Obligations hereunder not performed when due;

(p) Lenders’ rights and remedies under this Agreement and the Loan Documents shall be cumulative. Lenders shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity. No exercise by Administrative Agent or any Lender of one right or remedy shall be deemed an election, and no waiver by Administrative Agent or any Lender of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Administrative Agent or any Lender shall constitute a waiver, election, or acquiescence by it. The Obligations of Borrower to any Lender may be enforced against Borrower in accordance with the terms of this Agreement and the other Loan Documents and, to the fullest extent permitted by applicable law, it shall not be necessary for any other party to be joined as an additional party in any proceeding to enforce such Obligations;

(q) the proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Administrative Agent, for the benefit of Lenders, at the time of or received by Administrative Agent after the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:

(i) First, to the payment of out-of-pocket costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable and documented out-of-pocket legal expenses and attorneys’ fees, incurred or made hereunder by Administrative Agent, including Administrative Agent’s Expenses;

(ii) Second, to the payment to Administrative Agent, on behalf of the Lenders of the amount then owing or unpaid on the Loans for any accrued and unpaid interest, the amounts which would have otherwise come due under Sections 2.8, 2.9 or 2.10, if the Loans had been voluntarily prepaid, the principal balance of the Loans, and all other Obligations with respect to the Loans (provided, however, if such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Loans, then first, to the unpaid interest thereon ratably, second, to the amounts which would have otherwise come due under Section 2.8, 2.9 or 2.10 ratably, if the Loans had been voluntarily prepaid, third, to the principal balance of the Loans ratably, and fourth, to the ratable payment of other amounts then payable to Lenders under any of the Loan Documents); and

(iii) Third, to the payment of the surplus, if any, to Borrower, its successors and assigns or to the Person lawfully entitled to receive the same;

(r) if Administrative Agent shall have proceeded to enforce any right under this Agreement or any other of the Loan Documents by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Administrative Agent shall be restored to its former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.

7.2 Rights Cumulative; Waivers. All rights, remedies and powers granted to Administrative Agent and Lenders hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers given hereunder, or in or by any other instrument, or available in law or equity. Administrative Agent’s and Lender’s knowledge at any time of any breach of, or non-compliance with, any representations, warranties, covenants or agreements hereunder shall not constitute or be deemed a waiver of any of such rights or remedies hereunder, and any waiver of any default shall not constitute a waiver of any other default. Notwithstanding any foreclosure or sale of any item of Collateral by Administrative Agent as permitted under this Agreement, Borrower shall remain liable for any deficiency. All amounts realized by Administrative Agent in furtherance of its rights to sell or foreclose upon the Collateral shall first be applied to all costs of the action and all costs of enforcement or interpretation of this Agreement, including any court costs, legal or expert fees and filing fees, then to any outstanding interest or penalties payable under this Agreement, then to repayment of principal of all Loans.

ARTICLE 8

MISCELLANEOUS

8.1 Costs and Expenses. Borrower will pay all Administrative Agent’s Expenses and, without duplication, Lender’s Expenses within ten (10) Business Days of receipt of an itemized invoice detailing such expenses.

8.2 Power of Attorney. Borrower hereby irrevocably constitutes and appoints Administrative Agent as Borrower’s attorney-in-fact with full power of substitution, for Borrower and any of its Subsidiaries and in Borrower’s or any of its Subsidiaries’ name to do, at Administrative Agent’s option and at Borrower’s reasonable and documented expense upon the occurrence and during the continuance of an Event of Default, to (a) ask, demand, collect (including, but not limited to the execution, in Borrower’s or any Subsidiary’s name, of notification letters), sue for, compound and give acquittance for any and all payments assigned hereunder and to endorse, in writing or by stamp, Borrower’s name or otherwise on all checks for any monies in respect of the Collateral; (b) sign Borrower’s or any of its Subsidiaries’ name on any invoice or bill of lading for any account or drafts against Account Debtors; (c) settle and adjust disputes and claims about any accounts directly with Account Debtors, for amounts and on terms Administrative Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Administrative Agent or a third party as the UCC or any applicable law permits. Borrower hereby appoints Administrative Agent as its lawful attorney-in-fact to sign Borrower’s or any of its Subsidiaries’ name on any documents necessary to perfect or continue the perfection of Administrative Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than (x) inchoate indemnification obligations for which no claim has been made or asserted, (y) obligations of Borrower under or in respect of the Warrant and (z) other Obligations that, by their express terms, survive termination of this Agreement) have been satisfied in full and Lenders are under no further obligation to make or extend Loans hereunder. Administrative Agent’s foregoing appointment as Borrower’s or any of its Subsidiaries’ attorney in fact, and all of Administrative Agent’s and Lenders’ rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Lenders’ obligation to provide Loans terminates.

8.3 Survival. All representations, warranties and indemnities contained in this Agreement (and any and each other agreement or instrument delivered pursuant hereto) shall survive (i) the execution and delivery of this Agreement, (ii) the consummation of the transactions contemplated hereby, (iii) the payment of the Loans, (iv) the performance of all Obligations, and (v) termination of this Agreement.

8.4 Assignments. Except as herein provided, this Agreement shall be binding upon and inure to the benefit of Administrative Agent, Lenders, and Borrower and their respective representatives, successors and assigns. Any Lender may assign this Agreement in whole or in part or sell participations therein without notice to Borrower or Borrower’s consent. Notwithstanding the foregoing, Borrower may not assign, transfer or otherwise convey this Agreement, in whole or in part, without Administrative Agent’s and each Lender’s prior written consent.

8.5 No Brokers. Borrower represents to Lenders that no brokers or advisors have been or will be retained in connection with the transactions contemplated herein.

8.6 Notice. All notices, consents, requests, instructions, approvals and communications provided herein shall be validly given, made or served, effective only if in writing, except as otherwise provided herein, and sent by overnight courier, certified U.S. mail, postage prepaid, or by electronic mail, and shall be deemed received within five (5) Business Days from the date of posting if sent by mail, one Business Day after delivery thereto if sent by overnight courier service, or on the day of transmission if sent by electronic mail with a confirmation receipt obtained, or if such day is not a Business Day, then on the following Business Day. All such notices, consents, requests, instructions, approvals and communications shall be sent to a party at the address set forth for such party on the signature pages hereto, or to such other address as such party may designate in writing.

8.7 Governing Law; Consent to Jurisdiction and Service of Process. THIS AGREEMENT SHALL BE SUBJECT TO AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAWS OTHER THAN THE LAWS OF SUCH STATE). IN THE EVENT THAT ADMINISTRATIVE AGENT OR ANY LENDER INITIATES AGAINST ANY BORROWER ANY DISPUTE, CLAIM, OR SUIT WHETHER DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR ANY OF ANY BORROWER’S OBLIGATIONS OR INDEBTEDNESS HEREUNDER OR THEREUNDER, EACH PARTY DOES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION AND VENUE OF ANY COURTS (FEDERAL, STATE OR LOCAL) HAVING A LOCATION IN THE STATE OF NEW YORK. IN THE EVENT THAT ANY BORROWER INITIATES AGAINST ADMINISTRATIVE AGENT OR ANY LENDER ANY DISPUTE, CLAIM, OR SUIT WHETHER DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY RELATED ASSIGNMENT OR ANY OF ANY BORROWER’S OBLIGATIONS OR INDEBTEDNESS HEREUNDER, EACH PARTY DOES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION AND VENUE OF ANY COURTS (FEDERAL, STATE OR LOCAL) HAVING A LOCATION IN THE STATE OF NEW YORK. EACH PARTY EXPRESSLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE BY CERTIFIED MAIL, POSTAGE PREPAID, DIRECTED TO ITS LAST KNOWN ADDRESS WHICH SERVICE SHALL BE DEEMED COMPLETED WITHIN FIVE (5) DAYS AFTER THE DATE OF MAILING THEREOF. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT THE STATE OF NEW YORK IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE AS WELL AS ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE. THE EXCLUSIVE CHOICE OF FORUM SET FORTH HEREIN SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY EITHER PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION BY SUCH PARTY TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

8.8 Other Documents. Borrower shall execute such other documents and shall otherwise cooperate with Administrative Agent as Administrative Agent reasonably requires to effectuate the transactions contemplated hereby.

8.9 Severability. If any part of this Agreement shall be contrary to any law which a party might seek to apply or enforce or should otherwise be defective, the other provisions hereof shall not be affected thereby but shall continue in full force and effect, to which end they are hereby declared severable.

8.10 Entirety; Amendments. This Agreement and the Exhibits referred to herein constitute the entire agreement between Administrative Agent, Lenders, and Borrower as to the subject matter contemplated herein, and supersedes all prior agreements and understandings relating thereto. Each of the parties hereto acknowledges that no party hereto nor any agent of any other party whomsoever has made any promise, representation or warranty whatsoever, express or implied, not contained herein, concerning the subject matter hereof, to induce it to execute this Agreement. No other agreements will be effective to change, modify or terminate this Agreement in whole or in part unless such agreement is in writing and duly executed by the party to be charged except as expressly set forth herein.

8.11 Jury Trial. EACH PARTY HEREBY UNCONDITIONALLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY RELATED DOCUMENTS, ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BY THE PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN

ANY COURT (INCLUDING, WITHOUT LIMITATION, TRANSACTION CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE AND MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS AND MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

8.12 Publicity. The Administrative Agent will have the right to (a) subject to mutual written agreement between Administrative Agent and Borrower on the content and timing, make a public announcement and include on its website, social media sites, and other marketing materials information related to this transaction, and (b) include information about this transaction, including but not limited to Borrower’s name, the type of investment, principal amount, interest rate and maturity date, in its periodic reports with the SEC, to the extent required by SEC rules and regulations.

8.13 Demand Waiver. Borrower waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by the Lenders on which Borrower or any Subsidiary is liable.

8.14 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

8.15 Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

8.16 Correction of Loan Documents. Administrative Agent, on behalf of Lenders, may, with the prior written consent of the Borrower (which consent shall be deemed given if Borrower has not responded to any such request for consent within five (5) Business Days), correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as Administrative Agent provides Borrower with notice of such correction.

8.17 Right of Set Off. Borrower hereby grants to Administrative Agent, for the benefit of Lenders, a Lien, security interest and right of set off as security for all Obligations to Lenders hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property (other than Excluded Property), now or hereafter in the possession, custody, safekeeping or control of the Administrative Agent or any entity under the control of the Lenders (including a Lender affiliate) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, the Administrative Agent, on behalf of Lenders, may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE ADMINISTRATIVE AGENT OR LENDERS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING THEIR RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY BORROWER.

8.18 Registers.

(a) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(b) Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations (and any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. Borrower agrees that each participant shall be entitled to the benefits of the provisions in Section 2.12 (subject to the requirements and limitations therein, including the requirements under Section 2.12(g) (it being understood that the documentation required under Section 2.12(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 8.4; provided that such participant shall not be entitled to receive any greater payment under Section 2.12, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation.

8.19 Co-Borrower Provisions.

(a) Primary Obligation. This Agreement is a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Administrative Agent and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if the Loans were advanced to such Borrower. Administrative Agent may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers, including without limitation Loan Advance Request Forms and Compliance Certificates.

(b) Enforcement of Rights. Borrowers are jointly and severally liable for the Obligations, and Administrative Agent may proceed against one or more of the Borrowers to enforce the Obligations without waiving its right to proceed against any of the other Borrowers.

(c) Borrowers as Agents. Each Borrower appoints the other Borrower as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of both Borrowers, to act as disbursing agent for receipt of the Loans on behalf of each Borrower and to apply to Administrative Agent on behalf of each Borrower for the Loans, any waivers and any consents. This authorization cannot be revoked, and Administrative Agent need not inquire as to each Borrower’s authority to act for or on behalf of the other Borrower.

(d) Subrogation and Similar Rights. Notwithstanding any other provision of this Agreement or any other Loan Document and to the extent permitted by applicable law, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating any Borrower to the rights of Administrative Agent under the Loan Documents) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by a Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by a Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 8.19 shall be null and void. If any payment is made to a Borrower in contravention of this Section 8.19, such Borrower shall hold such payment in trust for Administrative Agent and such payment shall be promptly delivered to Administrative Agent for application to the Obligations, whether matured or unmatured.

(e) Waivers. Except as otherwise provided in this Agreement, each Borrower waives notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default; notice of the amount of the Obligations outstanding at any time; notice of intent to accelerate; notice of acceleration; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase such Borrower’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; default; and all other notices and demands to which such Borrower would otherwise be entitled. Each Borrower waives any defense arising from any defense of any other Borrower or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Administrative Agent’s or a Lender’s failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Administrative Agent or such Lender thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Administrative Agent from foreclosing on the Lien of any deed of trust, mortgage or other security instrument, or exercising any rights available thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of any Borrower. Each Borrower also waives any defense arising from any act or omission of Administrative Agent or any Lender that changes the scope of such Borrower’s risks hereunder.

(f) Subrogation Defenses. Each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under any statutory or common law suretyship defenses or marshalling rights, now and hereafter in effect.

(g) Right to Settle, Release.

(i) The liability of Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which Administrative Agent or any Lender may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

(ii) Without affecting the liability of any Borrower hereunder, Administrative Agent may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce or release all or any of the Obligations with respect to a Borrower, (ii) grant other indulgences to a Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to a Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew or extend the time for payment, discharge the performance of, decline to enforce or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

(h) Subordination. All Debt of a Borrower now or hereafter arising held by another Borrower is subordinated to the Obligations, and the Borrower holding the indebtedness shall take all actions reasonably requested by Administrative Agent to effect, to enforce and to give notice of such subordination; provided, however, that absent the existence of an Event of Default, this Section 8.19 shall not prohibit any Borrower from demanding or receiving, or any Borrower from paying, any amounts on account of such subordinated obligations.

8.20 Managerial Assistance. Borrower acknowledges that Trinity Capital Inc. has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and as such is required to make available significant managerial assistance to its portfolio companies. Significant managerial assistance may include, but is not limited to, guidance and counsel concerning the portfolio company’s management, operations, business objectives and policies, arrangement of financing, management of relationships with financing sources, recruitment of management personnel and evaluation of acquisition and divestiture opportunities. Borrower hereby acknowledges and agrees that it may request such assistance at any time from Trinity Capital Inc. by contacting the portfolio manager designated by Trinity Capital Inc.

8.21 Confidentiality. Subject to Section 8.12, in handling any confidential information of the Borrower or its Subsidiaries, Administrative Agent and each Lender agree to exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential in accordance with customary practices); (b) to any other party hereto; (c) to prospective transferees or purchasers of any interest in the Loans and any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, provided that such Persons have agreed to maintain confidentiality on substantially similar terms as those in this Section 8.21; (d) as required by law, regulation, subpoena, or other order and in connection with reporting obligations applicable to Administrative Agent or such Lender, including pursuant to the Securities Exchange Act of 1934; (e) to Administrative Agent or such Lender’s regulators or as otherwise required in connection with any examination or audit; (f) as Administrative Agent or such Lender considers appropriate in connection with the exercise of remedies with respect to the Obligations; (g) to third-party advisors and other service providers of Administrative Agent or Lenders so long as such service providers are bound by confidentiality terms not more permissive than the terms hereof; and (h) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities. Confidential information does not include information that is either: (i) in the public domain or in Administrative Agent or any Lender’s possession when disclosed to Administrative Agent or such Lender, as applicable, or becomes part of the public domain (other than as a result of its disclosure by Administrative Agent or such Lender in violation of this Agreement) after disclosure to Administrative Agent or such Lender, as applicable; or (ii) disclosed to Administrative Agent or a Lender by a third party, if Administrative Agent or such Lender, as applicable, does not know that the third party is prohibited from disclosing the information. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any Person. Any Person required to maintain the confidentiality of confidential information as provided in this Section 8.21 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such confidential information as such Person would accord to its own confidential information. The provisions of this paragraph shall survive the termination of this Agreement by twelve (12) months.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be duly executed as of the day and year first above written.

LENDERS:

TRINITY CAPITAL INC., a Maryland corporation

By:
Name: Robert Lake
Its: Authorized Signatory

EAGLE POINT TRINITY SENIOR SECURED LENDING COMPANY, a Delaware statutory trust
By: Trinity Capital Adviser LLC, its investment sub-adviser

By:
Name: Robert Lake
Its: Authorized Signatory

TRINITY CAPITAL SBIC LP, a Delaware limited partnership
By: Trinity Capital Adviser LLC, its investment advisor/manager

By:
Name: Robert Lake
Its: Authorized Signatory
Address for Notices:
Trinity Capital Inc. 1 N. 1st Street, Floor 3
Phoenix, AZ 85004
Attention: Legal Department
Telephone: [***]
Email: [***]

[Signature Page to Loan and Security Agreement]

BORROWER:

CODEXIS, INC., a Delaware corporation

By:
Name:
Its:

CODEXIS MAYFLOWER HOLDINGS, LLC, a Delaware limited liability company

By:
Name:
Its:

Address for Notices:
200 Penobscot Drive
Redwood City, CA 94063
Attention: [***];[***]
Telephone: [***]
Email Address: [***];[***] with a copy (which shall not constitute notice) to:

Latham & Watkins LLP 1271 Avenue of the Americas
New York, NY 10020
Attention: [***]
Email: [***]

[Signature Page to Loan and Security Agreement]

ADMINISTRATIVE AGENT:

TRINITY CAPITAL INC., a Maryland corporation

By:
Name:
Its:

Address for Notices:
Trinity Capital Inc. 1 N. 1st Street, Floor 3
Phoenix, AZ 85004
Attention: Legal Department
Telephone: [***]
Email: [***]

[Signature Page to Loan and Security Agreement]

SCHEDULE 1

LSA PROVISIONS

LSA Section	LSA Provision

Article 1 – “Amortization Date”	“Amortization Date” means the first Payment Date after expiration of the Interest Only Period, being November 1, 2030; provided that if no Potential Event of Default or Event of Default shall have occurred at any time on or prior to the last day of the Interest Only Period, with no further action required by the parties hereto, the Amortization Date shall be the Maturity Date.

Article 1 – “Applicable Rate”	“Applicable Rate” means a variable annual interest rate equal to the greater of (i) 10.50% and (ii) the sum of (x) the lesser of (A) the Prime Rate and (B) 8.00%, plus (y) 3.75%.

Article 1 – “Commitment Fee”	“Commitment Fee” is for each Advance a fully earned and non-refundable commitment fee equal to one percent (1.00%) of the aggregate principal amount of such Advance to the extent funded pursuant to the terms of this Agreement.

Article 1 – “End of Term Payment”	“End of Term Payment” is an amount, in addition to all sums payable hereunder, equal to five percent (5.00%) of the original principal amount of the Loans funded pursuant to the terms of this Agreement.

Article 1 – “Interest Only Period”	“Interest Only Period” means the period from and including the Closing Date through but excluding the Amortization Date.

Article 1 – “Maturity Date”	“Maturity Date” means November 1, 2031.

Article 1 – “Tranche A Availability Amount”	“Tranche A Availability Amount” means an aggregate principal amount equal to $42,500,000.

Article 1 – “Tranche B Availability Amount”	“Tranche B Availability Amount” means an aggregate principal amount equal to $7,500,000.

Article 1 – “Tranche B Loan Termination Date”	“Tranche B Loan Termination Date” means the earlier of (a) the date on which an Event of Default occurs and (b) December 15, 2027.

Article 1 – “Tranche C Availability Amount”	“Tranche C Availability Amount” means an aggregate principal amount equal to $10,000,000.

Schedule 1

SCHEDULE 2

COMMITMENTS

Lender Name	Tranche A Loan Commitment	Tranche B Loan Commitment	Tranche C Loan*		Total*
Trinity Capital Inc.	[***]	[***]	[***]		[***]
Eagle Point Trinity Senior Secured Lending Company	[***]	[***]	[***]		[***]
Trinity Capital SBIC LP	[***]	[***]	[***]		[***]

Total	$42,500,000	$7,500,000	$10,000,000	*	$60,000,000	*

*	Funding of the Tranche C Loan is subject to approval by Lenders’ investment committee in its sole and absolute discretion.

Schedule 2

EXHIBIT A

AMORTIZATION SCHEDULE

[***]

EXHIBIT B

[RESERVED]

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

[***]

EXHIBIT D

Loan Advance Request Form

[***]

EXHIBIT E-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

[***]

EXHIBIT E-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

[***]

EXHIBIT E-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

[***]

EXHIBIT E-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

[***]